Exhibit 10.2

CHITTENDEN PENSION ACCOUNT PLAN

Amended and Restated Effective January 1, 1997

(Including Amendments through January 2000)

December 2001

TABLE OF CONTENTS

Section
PREAMBLE

ARTICLE I	DEFINITIONS

	“Accrued Benefit”	I-1
	“Actuarial Equivalent”	I-1
	“Affiliated Company	I-2
	“Annual Pay Credit”	I-2
	“Annuity Starting Date”	I-3

	“Authorized Leave of Absence”	I-3
	“Beneficiary”	I-3
	“Benefit Service”	I-5
	“Board”	I-5
	“Cash Balance Account”	I-5

	“Code”	I-6
	“Compensation”	I-6
	“Disability”	I-7
	“Early Retirement Date”	I-8
	“Effective Date”	I-8

	“Eligibility Service”	I-8
	“Employee”	I-8
	“Employer”	I-8
	“Employment Date”	I-8
	“Enrolled Actuary”	I-9

	“ERISA”	I-9
	“Fiduciary”	I-9
	“Hour of Service”	I-9
	‘Interest Credit(s)”	I-11
	“Member”	I-11

	“Normal Retirement Age”	I-11
	“Normal Retirement Date”	I-11
	“Opening Balance Credit”	I-12
	“Participating Employer(s)”	I-12
	“Plan”	I-12

(i)

Section
	“Plan Administrator”	I-12
	“Plan Year”	I-12
	“Postponed Retirement Date”	I-12
	“Principal Employer”	I-12
	“Prior Plan”	I-12
	“Service TermWination Date”	I-13
	“Spouse”	I-13
	‘Trust” or “Trust Fund”	I-13
	“Trust Agreement”	I-13
	“Trustee”	I-13
	“Wage Base”	I-13

ARTICLE II	MEMBERSHIP AND SERVICE

	Membership	II-1
	Participation Service	II-2
	Eligibility Service	II-4
	Benefit Service	II-7
	Break in Service	II-10

ARTICLE III	CASH BALANCE ACCOUNT

	In General	III-1
	Opening Balance Credit	III-1
	Annual Pay Credits	III-3
	Interest Credits	III-5
	Cash Balance Account	III-6

ARTICLE IV	NORMAL RETIREMENT DATE AND
NORMAL RETIREMENT INCOME

	Normal Retirement Date	IV-1
	Normal Retirement Income	IV-1
	Minimum Benefit	IV-1
	Maximum Overall Benefit	IV-2
	Continuing Employment	IV-8

(ii)

Section

ARTICLE V	EARLY RETIREMENT DATE AND
EARLY RETIREMENT INCOME

	Early Retirement Date	V-1
	Early Retirement Income	V-1
	Minimum Early Retirement Benefits	V-2

ARTICLE VI	POSTPONED RETIREMENT DATE AND
POSTPONED RETIREMENT INCOME

	Postponed Retirement Date	VI-1
	Postponed Retirement Income	VI-1
	Death Prior to Postponed Retirement Date	VI-3

ARTICLE VII	TERMINATION OF EMPLOYMENT

	Non-Vested Termination	VII-1
	Vested Termination	VII-1
	Minimum Benefit	VII-3
	Maximum Benefit	VII-3

ARTICLE VIII	REEMPLOYMENT

	Reemployment Before Annuity Starting Date	VIII-1
	Reemployment After Annuity Starting Date	VIII-2
	Cash Balance Account After Annuity Starting Date	VIII-4

ARTICLE IX	DEATH AND DISABILITY BENEFITS

	Death Benefits Limited	IX-1
	Death Benefits Prior to Annuity Starting Date	IX-1
	Death Benefits After Annuity Starting Date	IX-2
	Lump Sum Death Benefit	IX-3
	Disability Retirement Income	IX-3

(iii)

Section
ARTICLE X	PAYMENT OF RETIREMENT BENEFITS

	Automatic Form of Payment	X-1
	Election of Optional Forms	X-3
	Joint and Survivor Option	X-4
	Life Annuity Option	X-5
	Lump Sum Option	X-5

	Cash Refund Annuity	X-5
	Life Annuity with Guaranteed Payment Period	X-6
	Direct Rollovers from the Plan	X-6
	Small Payments	X-7
	General Provisions	X-8

	Restrictions on Distributions	X-10

ARTICLE XI	ADMINISTRATION OF THE PLAN

	Allocation of Responsibility Among Fiduciaries for Plan and Trust Administration	XI-1
	Records and Reports	XI-2
	Delegation to Individuals	XI-2
	Benefit Claims Procedures	XI-2
	Other Powers and Duties of the Principal Employer	XI-3

	Rules and Decisions	XI-4
	Authorization of Benefit Payments	XI-5
	Application and Forms for Benefits	XI-5
	Indemnification	XI-5

ARTICLE XII	FUNDING AND CONTRIBUTIONS

	Establishment of Trust Fund	XII-1
	Contributions to the Fund; Plan Expenses	XII-1
	Contributions Conditional	XII-2
	Employee Contributions	XII-2

(iv)

Section
ARTICLE XIII	FIDUCIARY RESPONSIBILITIES

	Basic Responsibilities	XIII-1
	Actions of Fiduciaries	XIII-1
	Fiduciary Liability	XIII-2

ARTICLE XIV	AMENDMENT AND TERMINATION

	Right to Amend or Terminate	XIV-1
	Partial Termination	XIV-2
	Vesting and Distribution of Funds Upon Termination	XIV-2
	Determination of Funds Upon Termination	XIV-3
	Disabled Members	XIV-5

	Restrictions on Benefits	XIV-5
	Right to Accrued Benefits	XIV-5

ARTICLE XV	GENERAL PROVISIONS

	Plan Voluntary	XV-1
	Payments to Minors and Incompetents	XV-2
	Non-Alienation of Benefits	XV-2
	Evidence of Survival	XV-4
	Use of Masculine and Feminine; Singular and Plural	XV-5

	Merger, Consolidation or Transfer	XV-5
	Leased Employees	XV-5
	Veterans’ Reemployment Rights	XV-6
	Governing Law	XV-6
	Severability	XV-6

	Captions	XV-6

(v)

Section
ARTICLE XVI	TOP-HEAVY PLAN REQUIREMENTS

	General Rule	XIV-1
	Vesting Provisions	XIV-1
	Minimum Benefit Provisions	XIV-1
	Limitation on Benefits	XIV-2
	Top-heavy Plan Definition	XIV-3

	Key Employee	XIV-7
	Non-Key Employee	XIV-9

APPENDICES

(vi)

PREAMBLE

Chittenden Corporation (the “Principal Employer”) established the Pension Plan for Employees of the Chittenden Corporation (the “Plan”) effective December 1, 1946. The Plan has been previously amended from time to time to reflect changing employee benefit objectives and to conform with ongoing changes in the qualification requirements for retirement plans under the Internal Revenue Code.

The Plan is intended to provide periodic retirement income to Eligible Employees who terminate employment generally with at least five years of Eligibility Service, in addition to retirement benefits provided under the Social Security Act. Benefits under the Plan accumulate under Cash Balance Accounts. Plan assets are held and invested pursuant to a trust agreement (the “Trust Agreement”) which has been adopted by the Principal Employer and forms a part of this Plan.

The Plan is hereby amended and restated, effective January 1, 1997 (except to the extent otherwise provided herein) to incorporate previous Plan amendments and to reflect changes made under the Small Business Job Protection Act of 1996, the Taxpayer Relief Act of 1997, and other related laws and governmental regulations. This amendment and restatement also documents the merger of the SBERA Pension Plan as adopted by United Bank Corporation and the Retirement Plan for Employees of Vermont Financial Services Corporation into this Plan effective October 31, 1999, and December 31, 1999, respectively.

It is intended that the Plan, as embodied herein, will continue to meet the requirements for qualification under Section 401(a) of the Internal Revenue Code of 1986 (the “Code”) as amended from time to time and that the Trust shall be exempt from taxation as provided under Code Section 501(a).

The provisions of this Plan shall apply only to an eligible employee who terminated employment with the Employer on or after January 1, 1997. Except as otherwise specifically and expressly provided herein, a former employee’s eligibility for and amount of benefits, if any, payable to or on behalf of such former employee, shall be determined in accordance with the provisions of the Plan in effect on his termination date. The benefit payable to or on behalf of a Member included under the Plan in accordance with the following provisions shall not be affected by the terms of any amendment to the Plan adopted after such Member’s employment terminates, unless the amendment expressly provides otherwise.

ARTICLE I

DEFINITIONS

1.1	“Accrued Benefit” means the monthly life annuity payable at Normal Retirement Date (or Postponed Retirement Date for Eligible Employees who continue to work after Normal Retirement Age) based on the Member’s current Cash Balance Account projected at the greater of 5% and the applicable interest rate as described in Section 1.2(b) less 50 basis points, compounded annually, for the number of years and full months to the Member’s Normal Retirement Date or Postponed Retirement Date, as applicable.

For purposes of this Section 1.1, the projected Cash Balance Account is converted to a monthly life annuity as described under Section 10.1.

Notwithstanding the foregoing, in no event shall a Member’s Accrued Benefit be less than such Member’s accrued benefit as of December 31, 1995, determined under the provisions of the Prior Plan.

1.2	“Actuarial Equivalent” means a benefit of equivalent value to another benefit, determined on the following bases:

(a)	for conversion of a life annuity to an optional form of payment other than a lump sum, the following:

(i)	Interest: 7.5% per year

(ii)	Mortality: 1983 Unisex Group Annuity Mortality (50% 1983 Group Annuity Mortality for males, 50% 1983 Group Annuity Mortality for females)

(b)	for purposes of determining the lump sum equivalent value of a Member’s Accrued Benefit, such lump sum value shall be calculated using the applicable mortality table and the applicable interest rate promulgated by the IRS under Code Section 417(e)(3) as in effect for the November preceding the first day of the Plan Year in which the lump sum payment is made.

1.3	“Affiliated Company” means any corporation which is a member of a controlled group of corporations (as defined in Code Section 414(b)) which includes the Employer; any other trade or business (whether or not incorporated) which is under common control (as defined in Code Sections 414(b) and 414(c)) with the Employer; but only for the period during which such other corporation or such other trade or business and the Employer are members of such controlled group with the Employer; any organization (whether or not incorporated) which is a member of an Affiliated Company service group (as defined in Code Section 414(m)) which includes the Employer; and any other entity required to be aggregated with the Employer pursuant to regulations under Code Section 414(o).

1.4	“Annual Pay Credit” means the notional amounts credited to a Member’s Cash Balance Account pursuant to Section 3.3.

1.5	“Annuity Starting Date” shall mean:

(a)	the first day of the first period for which a benefit is payable to the Member under the Plan as an annuity (or to the eligible Beneficiary in the case of death before retirement income commences), or

(b)	in the case of a benefit not payable in the form of an annuity, the first day on which all events have occurred which entitle the Member (or eligible Beneficiary) to such benefit.

1.6	“Authorized Leave of Absence” shall mean any absence authorized by the Employer under the Employer’s standard personnel practices, provided that all persons under similar circumstances are treated alike in the granting of such Authorized Leave of Absence, and provided further that the Member returns or retires within the period specified in the Authorized Leave of Absence. An absence due to service in the Armed Forces of the United States shall be considered an Authorized Leave of Absence provided that the Employee complies with all of the requirements of Federal law in order to be entitled to reemployment and provided further that the Employee returns to employment with the Employer within the period provided by such law.

1.7	“Beneficiary” means:

(a)	the person designated by the Member or former Member to receive benefits under the Plan in the event of the Member’s death after an Annuity Starting Date as provided in Article X, or

(b)	the person, estate, trust or other entity designated by the Member (with Spouse’s consent, if applicable) to receive the pre-retirement death benefit in the event of death prior to an Annuity Starting Date as provided in Article IX.

Each such designation shall be in writing filed with the Plan Administrator and shall be in such form as the Plan Administrator may require.

With respect to the election of optional forms of payment under Section 10.2, if the Member has a Spouse and designates someone other than such Spouse as his Beneficiary, his designation must include the written consent of his legal Spouse at the time the designation is made in order to be valid as provided under Section 10.10(b).

With respect to the Beneficiary designation for the pre-retirement death benefit under (b) above, the Member may, from time to time, change the Beneficiary designation in accordance with procedures the Plan Administrator may establish. However, if the Member is married and designates someone other than his legal Spouse, his Beneficiary designation must include the written consent of his legal Spouse at the time the designation is made in order to be valid. Such designation must be made within the period which begins on the first day of the Plan Year in which the Member attains age 35, or the date the Employee becomes a Member if later, and ends on the date of the Member’s death. Prior to such designation, the Member’s Spouse shall be the automatic Beneficiary.

Each active Member shall be furnished a written explanation of the terms and conditions of the pre-retirement death benefit and the rights of the Member and the Member’s Spouse regarding the pre-retirement death benefit. Such explanation will be provided (i) within the period beginning with the first day of the Plan Year in which the Member attains age 32 and ending with the close of the Plan Year preceding the Plan Year in which the Member attains age 35, (ii) if later, within the one-year period after an individual becomes a Member, or (iii) if earlier than (i) above, within the one-year period after a Member who has a vested Accrued Benefit terminates employment.

In any event, the explanation described above shall be furnished, and any non-Spouse Beneficiary designation shall be made, in accordance with the rules prescribed in Code Section 417 and applicable regulations thereunder.

In the event that no Beneficiary has been effectively designated, the Member’s Spouse shall be deemed the designated Beneficiary, or if the Member has no Spouse, his children, if any, per stirpes, and if none, the estate of the Member shall be deemed the designated Beneficiary. A former Spouse’s consent shall not be binding on a subsequent Spouse.

1.8	“Benefit Service” means the period of a Member’s employment considered in accordance with Section 2.4 in the determination of the amount of benefits payable to or on behalf of the Member.

1.9	“Board” means the Board of Directors of the Chittenden Corporation, except that any action which may be taken by the Board may also be taken by a duly authorized Committee of the Board or by such other person or groups as may be designated by the Board (to the extent of such designation).

1.10	“Cash Balance Account” means the notional account described in Section 3.1 and maintained for each Member pursuant to Section 3.5.

1.11	“Code” means the Internal Revenue Code of 1986, as amended from time to time and any regulations issued thereunder. Reference to any section of the Code shall include any successor provision thereto.

1.12	“Compensation” means the entire amount of ail salaries, wages, overtime pay, commissions, bonuses and similar payments for services rendered to the Employer as reported on the Employee’s federal Income Tax Withholding Statement (Form W-2), excluding any amounts contributed by the Employer under this Plan or under any other employee benefit plan of the Employer, any severance payments and taxable income attributable to stock options, but including any pre-tax contributions made at the Member’s election to a qualified cash or deferred arrangement as defined in Code Section 401 (k), to a plan which meets the requirements of Code Section 125, sponsored by the Employer, and, for Plan Years beginning on or after January 1, 2001, any elective amounts that are not includible in gross income of the Employee by reason of Code Section 132(f)(4).

Notwithstanding the foregoing, Compensation for any Plan Year shall not include any amount in excess of $150,000, or such other amount permitted under Code Section 401(a)(17) and related regulations.

For any Plan Year beginning on or after January 1, 2002, Compensation shall not include any amount in excess of $200,000. For purposes of determining benefit accruals in any Plan Year beginning prior to January 1, 2002, Compensation for any prior Plan Year shall be limited to $150,000 for any Plan Year beginning prior to 1997; $160,000 for any Plan Year beginning on or after January 1,1997 and prior to January 1, 2000; and $170,000 for any Plan Year beginning on or after January 1, 2000, and prior to January 1, 2002.

The $200,000 limit on annual Compensation in the above paragraph shall be adjusted for cost-of-living increases in accordance with Code Section 401(a)(17)(B). The cost-of-living adjustment in effect for a calendar year applies to annual Compensation for the Plan Year that begins with such calendar year.

For Plan Years beginning prior to January 1, 1997, in determining the Compensation of an Employee for purposes of the Code Section 401(a)(17) limitation above, the rules of Code Section 414(q)(6) shall apply; provided, however, that, in applying such rules, the term “family” shall include only the Spouse of the Employee and any lineal descendants of the Employee who have not attained age 19 before the close of the Plan Year. If the Compensation of the Employee exceeds the Code Section 401(a)(17) limitation, then the Code Section 401(a)(17) limitation shall be pro rated among the Compensation of the Employee and his family (as determined under this Section 1.12 prior to the application of the Code Section 401(a)(17) limitation) in proportion to each such individual’s Compensation (as determined under this Section 1.12 prior to the application of the Code Section 401(a)(17) limitation).

1.13	“Disability” means a total and permanent disability which qualifies the Member to receive full Social Security disability benefits.

Notwithstanding the foregoing, no Member shall be deemed to have suffered a Disability if the Employer determines that his disability results from self-inflicted injuries or illness, an injury suffered while engaged in a felonious or criminal act or enterprise, or service in the Armed Forces of the United States which entitled the Member to a veteran’s disability pension; but this provision shall not prevent the Member from qualifying for a benefit under another provision of the Plan.

1.14	“Early Retirement Date” means the date on which a Member becomes eligible and elects to retire prior to Normal Retirement Date, as determined in accordance with Section 5.1.

1.15	“Effective Date” means January 1, 1997, the effective date of the amendment and restatement of this Plan, unless otherwise stated herein.

1.16	“Eligibility Service” means the period of a Member’s employment considered in accordance with Section 2.3 in determination of his eligibility for benefits under the Plan.

1.17	“Employee” means any person who is receiving remuneration for personal services rendered to the Employer or an Affiliated Company (or would be receiving such remuneration except for an Authorized Leave of Absence). Leased employees shall be considered Employees only to the extent provided under Section 15.7.

1.18	“Employer” means the Chittenden Corporation, the Chittenden Trust Company, or any other Affiliated Company that adopts the Plan with the consent of the Principal Employer. Employer refers to all Employers collectively, or to each one individually, as the context may require.

1.19	“Employment Date” means the first day for which an Employee is credited with an Hour of Service.

1.20	“Enrolled Actuary” means an individual or firm of actuaries who shall be independent of the Employer, selected from time to time by the Plan Administrator who meets the standards and qualifications established by the Joint Board for the Enrollment of Actuaries, or a firm of actuaries which has on staff such individual actuary, to perform all necessary actuarial services in connection with the operation of the Plan.

1.21	“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

1.22	“Fiduciary” means any person who exercises any discretionary authority or discretionary control respecting the management of the Plan, assets held under the Plan, or disposition of Plan assets; who renders investment advice for a fee or other compensation, direct or indirect, with respect to assets held under the Plan or has any authority or responsibility to do so; or who has any discretionary authority or discretionary responsibility in the administration of the Plan. Any person who exercises authority or has responsibility of a fiduciary nature as described above shall be considered a Fiduciary under the Plan.

1.23	“Hour of Service” means:

(a)	Each hour for which an Employee is directly or indirectly paid or entitled to payment by the Employer or any Affiliated Company for the performance of duties;

(b)

Each hour for which an individual is directly or indirectly paid or entitled to payment by the Employer and any Affiliated Company (including payments made or due from a trust fund or insurer to which the Employer or

Affiliated Company contributes or pays premiums) on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to periods of vacation, holidays, illness, incapacity, disability, layoff, jury duty, military duty, or leave of absence (including a leave granted pursuant to the Family and Medical Leave Act of 1993), provided that:

(i)	No more than 501 Hours of Service shall be credited under this paragraph (b) to an Employee on account of any single continuous period during which the Employee performs no duties; and

(ii)	Hours of Service shall not be credited under this paragraph (b) to an Employee for a payment which solely reimburses the Employee for medically related expenses incurred by the Employee or which is made or due under a plan maintained solely for the purpose of complying with applicable workers’ compensation, unemployment compensation or disability insurance laws; and

(c)	Each hour not already included under paragraph (a) or (b) above for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the Employer or by an Affiliated Company, provided that the crediting of Hours of Service under this paragraph with respect to periods described in paragraph (b) above shall be subject to the limitation therein set forth.

The number of Hours of Service to be credited under paragraph (b) or (c) above on account of a period during which an Employee performs no duties, and the Plan Years to which Hours of Service shall be credited under paragraphs (a), (b), or (c) above shall be determined by the Plan Administrator in accordance with Sections 2530.200b-2(b) and (c) of the Regulations of the U.S. Department of Labor.

To the extent not credited above, Hours of Service shall also be credited based on the customary work week of the Employee for periods of military duty (as required by applicable law) and Authorized Leave of Absence.

In the case of Employees whose Compensation is not determined on the basis of Compensation for each hour worked during a given period, Hours of Service shall be determined on the basis of 190 Hours of Service per month if under (a), (b), or (c) above, such Employee would be credited with at least one Hour of Service during the month.

1.24	“Interest Credit(s)” means the interest amounts credited to a Member’s Cash Balance Account pursuant to Section 3.4.

1.25	“Member” means an Employee who participates in the Plan as provided in Article II, and further, shall include any Employee who has retired in accordance with Article IV, V, or VI or has terminated employment with rights to a benefit in accordance with Article VII.

1.26	“Normal Retirement Age” means the Member’s 65th birthday.

1.27	“Normal Retirement Date” means the first day of the month coincident with or next following the month in which the Member attains Normal Retirement Age.

1.28	“Opening Balance Credit” means those amounts credited to an Employee who was a Member under the Prior Plan pursuant to Section 3.2.

1.29	“Participating Employer(s)” means the Chittenden Corporation and each other Affiliated Company that has duly adopted the Plan and has been authorized by the Board to participate in the Plan.

1.30	“Plan” means the Chittenden Pension Account Plan (formerly named the Pension Plan for Employees of the Chittenden Corporation) as set forth in this document and as it may be amended from time to time.

1.31	“Plan Administrator” means, as that term is defined by ERISA, the Principal Employer.

1.32	“Plan Year” means each 12-month period beginning on January 1 and ending on the following December 31.

1.33	“Postponed Retirement Date” means the date after his Normal Retirement Date on which a Member retires with a postponed retirement benefit under the Plan, as determined in accordance with Section 6.1.

1.34	“Principal Employer” means the Chittenden Corporation and any firm or corporation which may succeed to the business of Chittenden Corporation by merger, consolidation or otherwise and by appropriate action shall adopt the Plan.

1.35	“Prior Plan” means the Chittenden Pension Account Plan as in effect immediately prior to January 1, 1996.

1.36	“Service Termination Date” means the latest of the date an Employee is discharged, dies, retires, or voluntarily terminates employment.

1.37	“Spouse” means the person to whom a Member is legally married as of his Annuity Starting Date. However, if a Member should die before his Annuity Starting Date, then the Spouse shall be the legal Spouse to whom the Member was married on his date of death. Nothwithstanding the foregoing, a former spouse will be treated as a Spouse to the extent provided under a “qualified domestic relations order” as described in Code Section 414(p).

1.38	“Trust” or “Trust Fund” means the fund established to accumulate assets out of which benefits under the Plan are paid, maintained in accordance with the terms of the Trust Agreement, as from time to time amended, which constitutes a part of this Plan.

1.39	“Trust Agreement” means the agreement governing the investment of Plan assets, as amended from time to time, entered into between the Principal Employer and the Trustee to carry out the purpose of the Plan.

1.40	“Trustee” means the trustee or trustees named under the Trust as duly appointed by the Board.

1.41	“Wage Base” means the maximum wages subject to FICA taxation for Old Age, Survivors and Disability Income (OASDI) benefits under the Social Security Act for any particular Plan Year.

ARTICLE II

MEMBERSHIP AND SERVICE

2.1	Membership.

(a)	Each Employee who was a Member of the Prior Plan on December 31, 1996, shall continue as a Member of this Plan on January 1, 1997 provided he remains an Employee on January 1, 1997.

(b)	Each other Employee shall become a Member of the Plan on the first day of the month coincident with or next following the date on which he has both:

(i)	attained age 21; and

(ii)	completed one year of Participation Service.

(c)	Notwithstanding the foregoing, an Employee who is a “leased employee” as defined in Section 414(n)(2) of the Code or an Employee who is classified as an independent contractor shall not be eligible for membership hereunder, even if such individual is, for any reason, retroactively reclassified by a court of competent jurisdiction as a bona fide Employee of the Employer.

(d)

Notwithstanding the foregoing, effective January 1, 2000, an Employee who was a participant of the SBERA Pension Plan as adopted by United Bank Corporation immediately prior to November 1, 1999, shall become a Member of the Plan on January 1, 2000, provided he is an Employee on such January 1. Each other Employee shall become a Member of the Plan upon satisfaction of the membership requirements set forth in paragraph (b) above.

(e)	Notwithstanding the foregoing, effective January 1, 2000, an Employee who was a participant of the Retirement Plan for Employees of Vermont Financial Services Corporation immediately prior to January 1, 2000, shall become a Member of the Plan on January 1, 2000, provided he is an Employee on such January 1. Each other Employee shall become a Member of the Plan upon satisfaction of the membership requirements set forth in paragraph (b) above.

(f)	Notwithstanding the foregoing, effective January 1, 2000, an Employee who is employed by the Bank of Western Massachusetts, Flagship Bank and Trust Company, or the Pomerleau Agency shall be eligible for membership hereunder on and after January 1, 2000, only.

(g)	Notwithstanding the foregoing, an Employee who is employed by Maine Bank and Trust Company shall not be eligible for membership hereunder.

2.2	Participation Service.

(a)	Participation Service shall determine an Employee’s eligibility to participate in the Plan under Section 2.1. An Employee shall earn a year of Participation Service if he is credited with at least 1,000 Hours of Service in the 12-month period commencing on his Employment Date. If an Employee fails to earn a year of Participation Service in this initial 12-month period, he shall earn a year of Participation Service in the first calendar year commencing on or after his date of Employment Date during which he is credited with at least 1,000 Hours of Service.

(b)	Effective January 1, 2000, Employees who were employed by United Bank Corporation as of October 31, 1999, and who continue as Employees on November 1, 1999, shall receive credit for purposes of this Section 2.2 for any service with United Bank Corporation which would have been considered Participation Service in accordance with this Section 2.2.

(c)	Effective January 1, 2000, Employees who were employed by Vermont Financial Services Corporation as of December 31, 1999, and who continue as Employees on January 1, 2000, shall receive credit for purposes of this Section 2.2 for any service credited under the terms of the Retirement Plan for Employees of Vermont Financial Services Corporation which would have been considered Participation Service in accordance with this Section 2.2.

(d)	Effective January 1, 2000, Employees who were employed by the Pomerleau Agency as of December 31, 1999, and who continue as Employees on January 1, 2000, shall receive credit for purposes of this Section 2.2 for any service with the Pomerleau Agency which would have been considered Participation Service in accordance with this Section 2.2.

(e)	Effective January 1, 2000, Employees who were employed by Flagship Bank and Trust Company as of December 31,1999, and who continue as Employees on January 1, 2000, shall receive credit for purposes of this Section 2.2 for any service with Flagship Bank and Trust Company that would have been considered Participation Service in accordance with this Section 2.2.

(f)	Effective January 1, 2000, Employees who were employed by Bank of Western Massachusetts as of December 31,1999, and who continue as Employees on January 1, 2000, shall receive credit for purposes of this Section 2.2 for any service with Bank of Western Massachusetts, that would have been considered Participation Service in accordance with this Section 2.2.

(g)	The rights of any former Member whose employment terminated prior to the Effective Date shall, unless the former Member is later reemployed by the Employer or unless otherwise specifically provided in this Plan, be determined in accordance with the provisions of the Prior Plan in effect at the date of such former Member’s termination of employment.

2.3	Eligibility Service.

(a)	Eligibility Service shall determine a Member’s nonforfeitable right to benefits accrued under the Plan. Subject to the Break in Service provisions of Section 2.5, an Employee shall receive a year of Eligibility Service for each calendar year in which he is credited with at least 1,000 Hours of Service subject to the provisions of Appendix A to this Plan.

(b)	An Employee of Mountain Trust Company who becomes a Member of this Plan shall receive credit for purposes of this Section 2.3 for any service with Mountain Trust Company before it became an Affiliated Company if such service would have been considered Eligibility Service in accordance with paragraph (a) of this Section 2.3.

(c)	Notwithstanding anything herein to the contrary, an Employee of the Employer who was an Employee of the Rutland Savings Bank before it was acquired by the Principal Employer shall receive credit for purposes of this Section 2.3 for any service with the former Rutland Savings Bank through December 31, 1982, which would have been credited under the Rutland Savings Bank Retirement Plan in the determination of the nonforfeitable portion of his accrued benefit under the provisions of that former plan.

(d)	Employees of Electronic Data Systems Corporation who became Employees of the Employer on February 1, 1982 shall be credited with Eligibility Service for their period of employment with Electronic Data Systems Corporation if such service would have been considered Eligibility Service determined in accordance with paragraph (a) of this Section 2.3.

(e)	Notwithstanding anything herein to the contrary, an Employee of the Employer who was an Employee of Bellows Falls Trust Company before it was acquired by the Employer shall receive credit for purposes of this Section 2.3 for any service with Bellows Falls Trust Company which would have been considered Eligibility Service in accordance with paragraph (a) of this Section 2.3.

(f)	Notwithstanding anything herein to the contrary, an Employee of the Employer who was an Employee of the Bank of Western Massachusetts before it was acquired by the Employer shall receive credit for purposes of this Section 2.3 for any service with the Bank of Western Massachusetts which would have been considered Eligibility Service in accordance with paragraph (a) of this Section 2.3.

(g)	Notwithstanding anything herein to the contrary, an Employee who was an Employee of the Flagship Bank and Trust Company before it was acquired by the Employer shall receive credit for purposes of this Section 2.3 for any service with the Flagship Bank and Trust Company which would have been considered Eligibility Service in accordance with paragraph (a) of this Section 2.3.

(h)	Notwithstanding anything herein to the contrary, an Employee who was an Employee of United Bank Corporation before it was acquired by the Employer, shall receive credit for purposes of this Section 2.3 for any service with United Bank Corporation which would have been considered Eligibility Service in accordance with paragraph (a) of this Section 2.3.

(i)	Notwithstanding anything herein to the contrary, an Employee who was an Employee of Vermont Financial Services Corporation before it was acquired by the Employer, shall receive credit for purposes of this Section 2.3 for any service credited under the terms of the Retirement Plan for Employees of Vermont Financial Services Corporation which would have been considered Eligibility Service in accordance with paragraph (a) of this Section 2.3.

(j)	Notwithstanding anything herein to the contrary, an Employee who was an Employee of the Pomerleau Agency before it was acquired by the Employer, shall receive credit for purposes of this Section 2.3 for any service with the Pomerleau Agency which would have been considered Eligibility Service in accordance with paragraph (a) of this Section 2.3.

(k)	Notwithstanding anything herein to the contrary, any Employee whose employment with the Employer terminated effective December 15, 2000, as a result of the sale of the Cambria Trust Company shall be deemed to have completed the greater of his actual years of Eligibility Service and five years of Eligibility Service hereunder.

(1)	Notwithstanding anything herein to the contrary, an Employee of the Employer who was an Employee of Maine Bank and Trust Company before it was acquired by the Employer shall receive credit for purposes of this Section 2.3 for any service with Maine Bank and Trust Company which would have been considered Eligibility in Service in accordance with paragraph (a) of this Section 2.3.

(m)	Subject to the Break in Service provisions of Section 2.5, an Employee who terminates employment with the Employer and all Affiliated Companies on or after January 1, 1995, shall be credited with Eligibility Service in accordance with the provisions set forth in this Section 2.3 for periods of employment with the Employer or an Affiliated Company prior to December 1, 1976.

2.4	Benefit Service.

(a)	The amount of benefit payable to or on behalf of a Member shall be determined on the basis of his Benefit Service. Subject to the Break in Service provisions of Section 2.5, an Employee shall receive one year of Benefit Service for each calendar year on and after the Effective Date in which he is credited with 1,000 or more Hours of Service. In the calendar year of a Member’s initial employment (or return to employment after a Break in Service) and the calendar year of a Member’s Service Termination Date, Benefit Service shall be equal to the ratio of actual Hours of Service credited in such fractional portion of a year over 1,000.

(b)	An Employee’s Benefit Service hereunder shall include the benefit service he accumulated under the Prior Plan, subject to the provisions of Appendix A to this Plan.

(c)	An Employee of the Employer who was an employee of the Rutland Savings Bank before it was acquired by the Principal Employer who becomes a Member of this Plan shall receive credit for purposes of this Section 2.4 for all of his service with the former Rutland Savings Bank through December 31, 1982, which would have been credited under the Rutland Savings Bank Retirement Plan in the determination of the amount of his accrued benefit under the provisions of that former plan.

(d)	An Employee of Mountain Trust Company who becomes a Member of this Plan shall receive credit for Benefit Service in accordance with paragraphs (a) and (b) of this Section 2.4, provided that service prior to March 20, 1981, the date that Mountain Trust Company became an Affiliated Company, shall be disregarded.

(e)	Former employees of Electronic Data Systems Corporation who became Employees of the Employer on February 1,1982 shall receive credit for Benefit Service for employment commencing on February 1, 1982, in accordance with paragraphs (a) and (b) of this Section 2.4.

(f)	An Employee of Bellows Falls Trust Company who becomes a Member of this Plan shall receive credit for purposes of this Section 2.4 for all service with the former Bellows Falls Trust Company through June 30, 1993, which would have been considered Benefit Service in accordance with paragraph (b) of this Section 2.4.

(g)	An Employee who was employed by the Bank of Western Massachusetts and who becomes a Member of this Plan shall receive credit for purposes of this Section 2.4 for all service with the Bank of Western Massachusetts which would have been considered Benefit Service in accordance with paragraphs (a) and (b) of this Section 2.4.

(h)	An Employee who was employed by the Flagship Bank and Trust Company and who becomes a Member of this Plan, shall receive credit for purposes of this Section 2.4 for all service with the Flagship Bank and Trust Company which would have been considered Benefit Service in accordance with paragraphs (a) and (b) of this Section 2.4.

(i)	An Employee who was employed by United Bank Corporation on October 31, 1999, and who continues as an Employee on November 1, 1999, shall receive credit for purposes of this Section 2.4 for all service with United Bank Corporation which would have been considered Benefit Service in accordance with paragraphs (a) and (b) of this Section 2.4.

(j)	An Employee who was employed by Vermont Financial Services Corporation on December 31, 1999, and who continues as an Employee on January 1, 2000, shall receive credit for purposes of this Section 2.4 for all service credited under the terms of the Retirement Plan for Employees of Vermont Financial Services Corporation which would have been considered Benefit Service in accordance with paragraphs (a) and (b) of this Section 2.4.

(k)	An Employee who was employed by the Pomerleau Agency on and who becomes a Member of this Plan, shall receive credit for purposes of this Section 2.4 for all service with the Pomerleau Agency which would have been considered Benefit Service in accordance with paragraphs (a) and (b) of this Section 2.4.

(1)	An Employee of Maine Bank and Trust Company shall not be eligible to accumulate Benefit Service hereunder.

(m)	Subject to the Break in Service provisions of Section 2.5, a Member who terminates employment with the Employer on or after January 1, 1995, shall receive Benefit Service in accordance with the provisions set forth in this Section 2.4 for periods of employment with the Employer prior to December 1, 1976.

(n)	Benefit Service shall include periods of employment on and after a Member’s Normal Retirement Date, provided that years of Benefit Service shall not be credited for any period prior to January 1, 1988, for an Employee hired prior to such date and after his 65th birthday.

2.5

Break in Service. A calendar year during which a Member is credited with less than 501 Hours of Service shall constitute a Break in Service. A Member who incurs a Break in Service and who again is credited with at least 1,000 Hours of Service during a 12-month period, shall have his pre-break Eligibility Service and Benefit Service restored in determining his rights and benefits under the Plan.

Solely for determining whether a Break in Service for membership and eligibility purposes has occurred in a Plan Year, an Employee who is absent from work for maternity or paternity reasons shall receive credit for the Hours of Service which would otherwise have been credited to such Employee but for such absence, of, in any case in which such hours cannot be determined, 8 Hours of Service per day of such absence. For purposes of this paragraph, an absence from work for maternity or paternity reasons means an absence (1) by reason of the pregnancy of the Employee, (2) by reason of a birth of a child of the Employee, (3) by reason of the placement of a child with the Employee in connection with the adoption of such child by the Employee, or (4) for purposes of caring for such child beginning immediately following such birth or placement. The Hours of Service credited under this paragraph shall be credited in the Plan Year in which the absence begins if the crediting is necessary to prevent a Break in Service in that year, or in all other cases, in the following Plan Year.

ARTICLE III

CASH BALANCE ACCOUNT

3.1	In General. A notional account (hereinafter referred to as the Cash Balance Account) shall be established and maintained for each Member. A Member’s Cash Balance Account shall be credited with an Opening Balance Credit in accordance with Section 3.2, Annual Pay Credits in accordance with Section 3.3 and Interest Credits in accordance with Section 3.4.

3.2	Opening Balance Credit.

(a)	The Opening Balance Credit for each Employee who was a Member in the Prior Plan on December 31, 1995, was determined as of January 1, 1996, based on the single sum Actuarial Equivalent, described in Section 1.2, of the Accrued Benefit determined under the Prior Plan as of December 31, 1995, calculated on the basis of the Member’s attained age in years and completed months as of such date.

(b)	Effective January 1, 2000, an Opening Balance Credit shall be determined for each Participant who was an active Employee of United Bank Corporation on October 31, 1999, for whom a benefit was transferred from the SBERA Pension Plan as adopted by United Bank Corporation (the “SBERA Plan”) to this Plan on or about November 1, 1999, and who remains an active Employee as of January 1, 2000. Such Opening Balance Credit as of January 1, 2000, shall be based on the single sum Actuarial Equivalent of the Participant’s accrued benefit determined as of October 31, 1999, under the terms of the SBERA Plan, calculated on the basis of the Participant’s age in years and completed months as of December 31, 1999. The single sum Actuarial Equivalent for the purpose of this paragraph (b) is based on an interest rate of 6.5% per annum and the mortality assumption described in Section 1.2.

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(c)	Effective January 1, 2000, an Opening Balance Credit shall be determined for each Participant who was an active Employee of Vermont Financial Services Corporation on December 31, 1999, for whom a benefit was transferred from the Retirement Plan for Employees of Vermont Financial Services Corporation (the “VFSC Plan”) to this Plan on or about January 1, 2000, and who remains an active Employee as of January 1, 2000. Such Opening Balance Credit as of January 1, 2000, shall be based on the single sum Actuarial Equivalent of the Participant’s accrued benefit determined as of December 31, 1999, under the terms of the VFSC Plan, calculated on the basis of the Participant’s age in years and completed months as of December 31, 1999. The single sum Actuarial Equivalent for the purpose of this paragraph (c) is based on an interest rate of 6.5% per annum and the mortality assumption described in Section 1.2.

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3.3	Annual Pay Credits.

(a)	Except as provided for special situations under (b) and (c) below, as of the last day of each Plan Year, an Annual Pay Credit shall be credited to the Cash Balance Account of each Member who received Compensation and completed at least 1,000 Hours of Service during such Plan Year. The Annual Pay Credit shall be equal to the Compensation for such Plan Year while a Member, multiplied by an allocation percentage determined in accordance with the following schedule:

	Annual Pay Credit
Member’s Age plus Years of Benefit Service at Plan Year End	On Compensation Up To The Wage Base	On Compensation Over The Wage Base
Less than 35	2.5%	5.0%
At least 35 but less than 45	3.0%	6.0%
At least 45 but less than 55	4.0%	8.0%
At least 55 but less than 65	5.0%	10.0%
At least 65 but less than 75	6.5%	11.5%
At least 75 but less than 85	8.5%	13.5%
85 or more	11.0%	16.0%

Except as provided in (c) below, years of Benefit Service to be used in the above calculation, is as defined in Section 2.4 as of the last day of the Plan Year and age means the Member’s attained age in whole years as of the last day of the Plan Year.

Notwithstanding the foregoing, for the Plan Year in which the Employee first becomes a Member or recommences membership after rehire, Compensation for the purpose of determining the Annual Pay Credit for such Plan Year shall be prorated by the number of full months in which he was a Member for such Plan Year, if less than a full year.

Notwithstanding the foregoing, for any Plan Year in which a Member has less than a full year of participation, the Wage Base for such year for the purpose of determining the Annual Pay Credit shall be prorated by the number of full and partial months in which he was a Member for such Plan Year.

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(b)	Rule of 70.

(i)	For Members as of December 31, 1995.

If a Member’s attained age plus years of Eligibility Service as of December 31, 1995, equals 70 or more, such Member shall receive an additional Annual Pay Credit equal to 8% of his Compensation for such Plan Year, provided he has completed at least 1,000 Hour of Service during such Plan Year.

The additional 8% Annual Pay Credit will be credited for up to ten years following the Member’s initial eligibility therefor, but in no event later than the 2005 Plan Year, or until such Member’s Service Termination Date, if earlier.

(ii)	For Members Who Formerly Participated in the SBERA Plan or the VFSC Plan.

If a Member participated in the SBERA Plan as of October 31, 1999, or the WSC Plan as of December 31, 1999, and is an Employee and participates in this Plan on January 1, 2000, then such Member shall be entitled to the additional Annual Pay Credit below if his attained age plus years of Eligibility Service as of December 31, 1999, equals 70 or more.

Such additional Annual Pay Credit shall be equal to 8% of the Member’s Compensation for the Plan Year, provided he has completed at least 1,000 Hours of Service during such Plan Year. The additional 8% Annual Pay Credit will be credited for up to ten years following the Member’s initial eligibility therefor (in this case the 2000 Plan Year), but in no event later than the 2009 Plan Year, or until such Member’s Service Termination Date, if earlier.

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(c)	The completion of 1,000 Hours of Service shall not be required to receive the Annual Pay Credit for the Plan Year in which termination of employment or death occurs. In the year of retirement or other termination of employment, the Annual Pay Credit hereunder will be determined and credited as of the individual’s Service Termination Date based on Benefit Service and attained age as of such date.

3.4	Interest Credits. Interest Credits based on the amount of the Member’s Cash Balance Account as of the first day of each Plan Year shall be added to each Member’s Cash Balance Account as of the last day of the Plan Year, prior to the crediting of any Annual Pay Credit for such Plan Year. However, for any year in which a Plan distribution is made to a Member, interest shall be credited on the amount of the Member’s Cash Balance Account as of the first day of the Plan Year for the period from the first day of such Plan Year to the Member’s Annuity Starting Date. In no event will Interest Credits continue after benefits have commenced.

The rate of interest used to determine the Interest Credit shall be the average one-year constant maturity Treasury Bill rate in effect during December in the preceding Plan Year (as published in the Federal Reserve Statistical Release) plus .5%. In no event will the interest rate be less than 5% nor more than 8% for any 12-month Plan Year.

For the purposes of this Section 3.4, the constant maturity Treasury Bill rate shall be determined by calculating the yields on all actively traded U.S. Treasury securities and interpolating the yield for a Treasury Bill with exactly one year to maturity.

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If an active Member is currently receiving retirement benefits from the Plan pursuant to Section 8.3(b), interest hereunder shall not be credited to his Cash Balance Account as long as such account continues to be automatically converted to a retirement benefit as provided in such Section.

3.5	Cash Balance Account. The Cash Balance Account shall be equal to the sum of the Opening Balance Credit, Annual Pay Credits, and the Interest Credits. Upon reemployment, the Cash Balance Account is determined pursuant to Article VIII.

Upon the conversion of a Member’s Cash Balance Account to a pension, or payment of such account as a lump sum, such Cash Balance Account shall cease to exist. However, a Member may have a new Cash Balance Account established after an Annuity Starting Date as provided in Section 8.3.

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ARTICLE IV

NORMAL RETIREMENT DATE AND NORMAL RETIREMENT INCOME

4.1	Normal Retirement Date. The Normal Retirement Date is the first day of the month coincident with or next following the month in which the Member attains Normal Retirement Age.

4.2	Normal Retirement Income. Subject to the minimum benefit provisions of Section 4.3 and the maximum overall benefit limitations of Section 4.4, a Member who retires on his Normal Retirement Date will be entitled to a monthly annuity payable for his life and ending upon his death equal to his Cash Balance Account divided by 120.

The Cash Balance Account may also be paid in any optional form under the Plan provided the requirements of Article X are met. Optional forms shall be the Actuarial Equivalent of the life annuity described under Section 10.1(b)(ii), except as provided in Section 10.5.

For those Members who have incurred a Break in Service under this Plan, the retirement income payable to such Member shall be subject to the provisions of Article VIII.

4.3	Minimum Benefit. In no event shall the Accrued Benefit due any Member under this Plan be less than such Member’s accrued benefit as of December 31, 1995, determined under the provisions of the Prior Plan.

Notwithstanding the foregoing, for any Member who participated in the SBERA Pension Plan as adopted by United Bank Corporation (the “SBERA Plan”), the Accrued Benefit due any such member under this Plan shall not be less than such Member’s accrued benefit, determined under the provisions of the SBERA Plan as in effect on October 31, 1999.

Notwithstanding the foregoing, for any Member who participated in the Retirement Plan for Employees of Vermont Financial Services Corporation (the “VFSC Plan”), the Accrued Benefit due any such member under this Plan shall not be less than the Accrued Benefit determined under the provisions of the VFSC Plan as in effect on December 31, 1999.

4.4	Maximum Overall Benefit. Any other provision of the Plan to the contrary notwithstanding, in no event may a Member’s annual retirement benefit under the Plan and any other defined benefit pension plan of the Employer or an Affiliated Company exceed the lesser of (a) or (b) below:

(a)	The lesser of (i) or (ii) below, but subject to subparagraphs (iii) through (x) below:

(i)	100.0 percent of his average compensation as defined in Code Section 415(b)(3) in the three consecutive highest paid calendar years while a Member in the Plan or Prior Plan.

(ii)	$90,000 (as adjusted for increases in the cost of living as provided in rules and regulations adopted by the Secretary of the Treasury).

(iii)	In the case where a benefit commences before the Member has attained his Social Security Retirement Age (as defined in (x) below), the dollar limitation in subparagraph (ii) above shall be adjusted so that it is the actuarial equivalent of an annual benefit of $90,000 (as adjusted for increases in the cost of living as provided in rules and regulations adopted by the Secretary of the Treasury), beginning at his Social Security Retirement Age, multiplied by an adjustment factor, as prescribed by the Secretary of the Treasury. The adjustment provided for in the preceding sentence shall be made in such manner as the Secretary of the Treasury may prescribe which is consistent with the reduction for old-age insurance benefits commencing before the Social Security Retirement Age under the Social Security Act. For purposes of determining actuarial equivalence hereunder, the interest assumption shall not be less than the greater of 5.0 percent per year or the underlying rate used to determine the reduction of benefits for early payment under Section 10.1. The mortality table for this purpose shall be the applicable mortality table promulgated by the Internal Revenue Service pursuant to Code Section 415(b)(2) as in effect for the November preceding the Plan Year in which the Member’s Annuity Starting Date occurs.

(iv)

In the case where a benefit commences after a Member has attained his Social Security Retirement Age, the dollar limitation in subparagraph (ii) above shall be adjusted so that it is the actuarial equivalent of an annual benefit of $90,000 (as adjusted for increases in the cost of living as provided in rules and regulations adopted by the Secretary of the Treasury) beginning at his Social Security

Retirement Age, multiplied by an adjustment factor as prescribed by the Secretary of the Treasury. For purposes of determining actuarial equivalence hereunder, the interest assumption shall not be greater than the lesser of 5.0 percent per year or the interest rate specified in Section 1.2(a), and the mortality table shall be the applicable mortality table promulgated by the Internal Revenue Service under Code Section 415(b)(2) as in effect for the November preceding the Plan Year in which the Member’s Annuity Starting Date occurs.

(v)	Unless subsection (vii) applies to a Member, the limits of subsections (i) and (ii) above shall be deemed met if:

(A)	the annual benefit payable to the Member from this Plan and all other qualified defined benefit plans of the Employer and Affiliated Companies does not exceed $10,000; and

(B)	the individual has never participated in a qualified defined contribution plan sponsored by the Employer or an Affiliated Company.

(vi)	If a Member has completed less than ten years of participation in the combination of the Plan and the Prior Plan, the Member’s Accrued Benefit shall not exceed the dollar limit in subparagraph (ii) above as adjusted by multiplying such amount by a fraction, the numerator of which is the Member’s number of years (or part thereof) of participation in the Plan and the Prior Plan, and the denominator of which is ten.

(vii)	If a Member has completed less than ten years of Eligibility Service with the Employer and its Affiliated Companies, the limitations described in (i) and (v) above shall be adjusted by multiplying such amounts by a fraction, the numerator of which is the Member’s number of years of Eligibility Service (or part thereof), and the denominator of which is ten.

(viii)	In no event shall subparagraphs (vi) and (vii) above reduce the limitations described in (i), (ii) and (v) to an amount less than one-tenth of the applicable limitation (as determined without regard to this paragraph).

(ix)	Except in the case where a benefit is payable pursuant to Section 10.1(b)(i), or pursuant to Section 10.3 with the Member’s Spouse as the Beneficiary, if a benefit is payable in a benefit form other than a life annuity, the amount otherwise determined under this Section 4.4(a) shall be the actuarial equivalent of the amount payable as a life annuity.

For this purpose, the interest rate assumption shall not be less than the greater of 5.0 percent or the rate specified in Section 1.2(a) and the mortality table shall be the applicable table promulgated by the Internal Revenue Service pursuant to Code Section 415(b)(2)(E) as in effect for the November preceding the first day of the Plan Year in which the Member’s Annuity Starting Date occurs. Notwithstanding the preceding sentence, in the event that the benefit is payable in a form subject to Code Section 417(e)(3), the interest rate assumption shall be the applicable interest rate promulgated by the Internal Revenue Service under Code Section 417(e)(3) as in effect for the November preceding the first day of the Plan Year in which the Member’s Annuity Starting Date occurs.

(x)	For the purpose of this Section 4.4, Social Security Retirement Age shall mean such age as defined in Code Section 415(b)(8).

(b)	Effective for Plan Years beginning prior to January 1, 2000, in the case of a Member who has participated in a defined contribution plan (as defined in Code Section 414(i)) maintained by the Employer or an Affiliated Company, the amount determined pursuant to Section 4.4(a) above shall be multiplied by 1.40 in the event (a)(i) applies or by 1.25 in the event (a)(ii) applies and shall further be multiplied by a fraction equal to one minus a fraction with a numerator equal to (i) below and a denominator equal to (ii) below:

(i)

the sum of the annual additions made to the Member’s account under all defined contribution plans maintained by the Employer and its Affiliate Companies, where the annual additions are equal to the sum of (A) Employer contributions allocated to the Employee’s account, (B) any forfeitures allocated to the Employee’s account, (C) the portion of the Employee’s after-tax contributions made prior to January 1, 1987, that represented the lesser of one-half of such contributions or the amount of such contributions in excess of 6% of his compensation, (D) all Employee after-tax contributions made after December 31, 1986, (E) amounts described in Code Sections 415(1) (1) and 419A(d)(2), (F) excess contributions and excess aggregate contributions as defined in Code Section 401 (k) (8) (B)

and 401(m)(6)(B), respectively, and (G) excess deferrals, as defined in Code Section 402 (g) which have not been returned to the Member by the April 15 following the taxable year in which such excess deferral was made.

(ii)	the sum for each calendar year of the Member’s employment with the Employer or Affiliated Companies of the lesser of (a) 1.4 multiplied by 25.0 percent of the Member’s compensation (as defined by Treasury Regulations under Code Section 415 (c)) for the calendar year, or (b) 1.25 multiplied by $30,000, as adjusted for increases in the cost of living as provided under rules and regulations adopted by the Secretary of the Treasury.

(c)	Effective for Plan Years beginning prior to January 1, 2000, in the event that the sum of a Member’s defined benefit plan fraction plus his defined contribution Plan fraction exceeds one, the Member’s benefit under the defined benefit plan shall be reduced to the extent necessary to reduce such sum to one. For purposes of this subsection (c), defined contribution plan shall include any such plan qualified under Code Section 401 (a).

The above notwithstanding, in the event that the Member’s annual retirement benefit under the Plan is limited by application of subsection (a) of this Section 4.4, such annual retirement benefit shall be increased annually by the cost-of-living adjustment provided under Code Section 415 (d). In no event, however, may such increases result in the Member’s annual retirement benefit being greater than it otherwise would be without regard to this Section 4.4.

For the purpose of this subsection, an Affiliated Company shall be determined by substituting the phrase “more than 50.0 percent” for the phrase “at least 80.0 percent” wherever it appears in Code Section 1563, as it may be amended from time to time.

4.5	Continuing Employment. The retirement of any Member under this Article IV shall not become effective while he is in the service of the Employer or an Affiliated Company. If an Employee continues to work for the Employer or an Affiliated Company beyond his Normal Retirement Date, the provisions of Section 6.2 and Section 10.10 shall be applicable.

ARTICLE V

EARLY RETIREMENT DATE AND EARLY RETIREMENT INCOME

5.1	Early Retirement Date. A Member may retire prior to his Normal Retirement Date on the first day of any month coincident with or next following his attainment of age 55 and completion of five years of Eligibility Service.

The date a Member elects to retire under this Section 5.1 shall be his Early Retirement Date.

5.2	Early Retirement Income. Subject to the minimum benefit provisions of Section 5.3 and the maximum overall benefit limitations of Section 4.4, a Member who retires on an Early Retirement Date may elect to receive either an immediate early retirement income or a deferred retirement income as indicated below. As of any Annuity Starting Date, the annual amount of early retirement income on the life annuity basis described in Section 10.4 shall be equal to the Member’s Cash Balance Account on the Annuity Starting Date divided by the immediate annuity factor in Section 10.1(b)(ii) that corresponds to the Member’s age on the Annuity Starting Date. Except as provided in Section 10.10, an individual eligible for Early Retirement hereunder, may also elect a single payment under Section 10.5, or any other optional form of payment under the Plan, provided the consent requirements of Section 10.10 are met. For the purpose of determining the Member’s Cash Balance Account, interest shall be credited in accordance with Section 3.4 up to the Annuity Starting Date.

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5.3	Minimum Early Retirement Benefits. In no event will a Member’s early retirement income payable as a life annuity under this Plan be less than his accrued benefit determined under the provisions of the Prior Plan as of December 31, 1995, adjusted to reflect early receipt based on the early retirement reduction factors specified in such Prior Plan.

Notwithstanding the foregoing, for any Member who participated in the SBERA Plan, the early retirement income payable as a life annuity under this Plan for any such Member shall not be less than his accrued benefit determined under the Provisions of the SBERA Plan, as in effect on October 31, 1999, adjusted to reflect early receipt based on the early retirement reduction factors specified in the SBERA Plan as in effect October 31, 1999.

Notwithstanding the foregoing, for any Member who participated in the VFSC Plan, the early retirement income payable as a life annuity under this Plan for any such Member shall not be less than his accrued benefit determined under the provisions of the VESC Plan, as in effect on December 31, 1999, adjusted to reflect early receipt based on the early retirement reduction factors specified in the VFSC Plan as in effect December 31, 1999.

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ARTICLE VI

POSTPONED RETIREMENT DATE AND POSTPONED RETIREMENT INCOME

6.1	Postponed Retirement Date. The Postponed Retirement Date of a Member will be the first day of the month coincident with or next following the Member’s actual retirement after his Normal Retirement Date.

6.2	Postponed Retirement Income.

(a)	Subject to the provisions of Section 10.10, the Member’s Cash Balance Account will continue to receive Annual Pay Credits and Interest Credits pursuant to Article III until his actual Postponed Retirement Date.

(b)	Subject to the age 70-1/2 mandatory commencement of benefits described in Section 10.10, a Member who retires on a Postponed Retirement Date will be entitled to receive his Cash Balance Account as provided under the procedures in Article X. The benefit hereunder shall be payable in accordance with the provisions of such Article X, and, if paid as an annuity, shall be first converted to a monthly amount payable for life under Section 10.1. Any other form of payment shall be the Actuarial Equivalent of such life annuity amount.

(c)	Any benefit payable hereunder shall be payable in accordance with the procedures and requirements of Article X and, if paid as an annuity, shall be converted to a monthly amount. As an alternative to the automatic life annuity form of payment, a Member may elect (with the consent of his Spouse, if applicable) any optional form under Article X, in accordance with the provisions of such Article.

If a Member’s Postponed Retirement Date occurs after the calendar year in which he attains age 70-1/2 and retirement income must commence pursuant to Section 10.10, then the amount of benefit on the life annuity-basis described in Section 10.4 shall be equal to (i) the Cash Balance Account divided by 9.0, or, if greater, (ii) the minimum benefit described under Section 4.3. Each December 31 thereafter, while the Member remains an Employee and again as of his Postponed Retirement Date, the amount of his benefit shall be recalculated to reflect additional benefit accruals, if any, as described in paragraph (d) below.

(d)	The recalculation of the Member’s Accrued Benefit under Paragraph 6.2(c) shall be performed as follows:

(i)	the retirement benefit already in pay status shall be unaffected;

(ii)	an additional Accrued Benefit shall be the Member’s Annual Pay Credit for the Plan Year as determined under Section 3.3 and, if the current benefit is being paid as an annuity, the Annual Pay Credit shall be converted to a life annuity by dividing such pay credit by 9.0.

(iii)	unless payable as a single sum, the additional Accrued Benefit, determined under (ii) above shall be converted to the form of payment in which the current retirement benefit is being paid using for such purpose the factors first employed when benefits under this Article originally became payable to the Member. This amount, if any, shall be added to the retirement benefit already in pay status; no change of payment form is permitted.

(d)	Notwithstanding any provisions contained herein to the contrary, distributions hereunder shall be made in accordance with Code Section 401(a)(9), including the incidental death benefit requirements of such Code Section, and regulations thereunder, including proposed Treasury Regulation 1.401(a)(9)-2. Such regulations and applicable rulings or announcements are hereby incorporated by reference. The provisions of Code Section 401(a)(9) override any distribution options under the Plan if inconsistent with the requirements of such Code Section.

6.3	Death Prior to Postponed Retirement Date. If a Member shall die after his Normal Retirement Date, but prior to retiring on his Postponed Retirement Date, his Beneficiary shall be entitled to benefits under the Plan in accordance with Article IX.

ARTICLE VII

TERMINATION OF EMPLOYMENT

7.1	Non-Vested Termination. Except as provided in Section 7.2, a Member whose employment is terminated with the Employer and all Affiliates before the earlier of Normal Retirement Age or the completion of five years of Eligibility Service shall not be entitled to any benefits from the Plan. A Member who is not entitled to a benefit hereunder upon such termination of employment shall be deemed to have received a cash out distribution of $0, his entire vested Accrued Benefit. Upon reemployment, such a Member shall be deemed to have repaid the cash out with interest and his Accrued Benefit will be restored, provided his Benefit and Eligibility Service are reinstated pursuant to Article II.

7.2	Vested Termination.

(a)	A Member has a fully vested, nonforfeitable interest in his Accrued Benefit upon the earliest of:

(i)	the date he reaches Normal Retirement Age while an Employee;

(ii)	the date he completes five years of Eligibility Service; or

(iii)	the date the Plan is terminated or deemed to be partially terminated with respect to such individual.

Not withstanding the foregoing, any Member whose employment with the Employer or with Vermont Financial Services Corporation is involuntarily terminated between the dates May 28, 1999, and May 28, 2000, as a result

VII-1

of the acquisition of Vermont Financial Services Corporation by the Principal Employer, shall have a fully vested, nonforfeitable interest in his benefit under this Plan or the VFSC Plan as determined in accordance with the provisions of the applicable plan.

Notwithstanding the foregoing, any Member whose employment with the Principal Employer terminated, effective November 5, 1999, as a result of the divestiture of certain branch locations to Charter One in connection with the acquisition of Vermont Financial Services Corporation shall have a fully vested, nonforfeitable interest in their benefit hereunder.

Notwithstanding the foregoing, any Member whose employment with the Principal Employer terminated, effective October 28, 1999, as a result of employment with Merchants Bank, shall have a fully vested, nonforfeitable interest in their benefit hereunder. Further, any Member whose employment with the Principal Employer terminated, effective September 24, 1999 or March 17, 2001, as a result of employment with Factory Point, shall have a fully vested, nonforfeitable interest in their benefit hereunder.

Notwithstanding the foregoing, any Member whose employment with the Principal Employer terminated effective December 15, 2000, as a result of the sale of the Cambria Trust Company shall have a fully vested, nonforfeitable interest in his benefit hereunder.

(b)	A Member who terminates employment prior to eligibility for Early or Normal Retirement and has a vested Accrued Benefit hereunder shall be entitled to receive such benefit commencing as early as the first of the month following attainment of age 55.

VII-2

If the Member elects an annuity payment, his Cash Balance Account will first be converted to a life annuity according to the procedures described in Section 10.1. Such life annuity will not be less than the Actuarial Equivalent of the Member’s Accrued Benefit. Election of optional payment forms, the Annuity Starting Date and other similar matters shall be governed by the further procedures and requirements of Article X.

7.3	Minimum Benefit. The amount of retirement income determined under this Article VII is subject to the minimum benefit provisions of Section 4.3, as applicable.

7.4	Maximum Benefit. The maximum benefit limitation described in Section 4.4 shall apply to benefits determined under this Article VII.

VII-3

ARTICLE VIII

REEMPLOYMENT

8.1	Reemployment Before Annuity Starting Date. Upon reemployment before an Annuity Starting Date, the following rules shall apply:

(a)	The individual’s Years of Benefit Service and Years of Eligibility Service shall be determined under Article II;

(b)	The individual shall become a Participant on his reemployment date, if otherwise eligible as provided in Section 2.1. If he does not meet the requirements of Section 2.1 on his reemployment date, he shall become a Participant when he meets such requirements.

Further, if the individual terminated employment prior to January 1, 1996, and has no Cash Balance Account as of his reemployment date, his Accrued Benefit determined under the terms of the Prior Plan in effect when his prior employment terminated shall be converted to an Opening Balance Credit. The Opening Balance Credit shall be the single sum Actuarial Equivalent of the Accrued Benefit based on his age at his birthday in the calendar year he is reemployed.

Notwithstanding the foregoing, for any individual who first becomes a Member of this Plan and has no Cash Balance Account as of his Employment Date, the accrued benefit of such member determined under the terms of the qualified plan, if any, of a Participating Employer as in effect when his employment with such Participating Employer terminated,

VIII-1

shall, to the extent such accrued benefit has not been distributed to him, be converted to an Opening Balance Credit. The Opening Balance Credit shall be the single sum Actuarial Equivalent of such accrued benefit based on his age at his birthday in the calendar year he is reemployed.

If the individual terminated employment with a Cash Balance Account in effect, the Opening Balance Credit shall be equal to the Participant’s current Cash Balance Account.

(c)	If an Employee has a One-Year Break in Service and his prior Years of Benefit Service and Years of Service are subsequently reinstated in accordance with Article II, then his retirement income, if any, related to employment prior to the One-Year Break in Service shall be based upon the Plan as in effect when his One-Year Break in Service commenced, and his retirement income, if any, related to employment after the One-Year Break in Service shall be based upon the Plan in effect on his subsequent retirement or termination of employment.

8.2	Reemployment After Annuity Starting Date. If a former Participant returns to work with the Employer after his Annuity Starting Date, the following rules shall apply:

(a)	If he is otherwise eligible to participate in the Plan under Section 2.1, he shall become a Participant on his reemployment date.

(b)	He shall be eligible for additional Years of Benefit Service and Years of Eligibility Service as a result of his reemployment in accordance with the provisions of the Plan.

VIII-2

(c)	Retirement benefits being paid from the Plan shall continue uninterrupted.

(d)	His prior Cash Balance Account, if any, and Accrued Benefit shall not be restored.

(e)	A new Cash Balance Account, shall be established for the Participant under Section 8.3. Such Cash Balance Account shall not be paid out to the Participant until the earlier of:

(i)	his subsequent termination of employment, and election to commence Plan benefits (or the date his benefit is cashed out under Section 10.9), and

(ii)	the date Plan benefits must commence, if applicable, under Section 10.10(a) due to the Participant’s attainment of age 70-1/2.

(f)	If he shall die during the period of subsequent or continuing employment, death benefits, if any, shall be payable in accordance with Section 9.2 with respect to the Cash Balance Account established and maintained after reemployment under Section 8.3. Death benefits, if any, with respect to the benefit in pay status shall be determined under Section 9.3.

If an Employee has a One-Year Break in Service and his prior Years of Benefit Service and Years of Eligibility Service are subsequently reinstated in accordance with Article II, then his retirement income, if any, based on his Years of Benefit Service and Years of Eligibility Service related to employment prior to the Break in Service shall be based upon the Plan as in effect when his Break in Service commenced, and his retirement income, if any, related to employment after the Break in Service shall be based upon the Plan in effect on his subsequent retirement or termination of employment.

VIII-3

8.3	Cash Balance Account After Annuity Starting Date. Pursuant to Paragraph 8.2, if a Participant is or becomes an Eligible Employee after an Annuity Starting Date, a new Cash Balance Account attributable to employment after the Annuity Starting Date shall be established and credited with Annual Pay Credits and Interest Credits as provided under Article III. In addition, the following shall be applicable:

(a)	if he is a rehired former Employee:

(i)	his Accrued Benefit resulting from employment after the original Annuity Starting Date will be payable under the provisions of Article X upon subsequent termination of employment. The Participant shall be permitted to make independent payment elections with respect to such Accrued Benefit, except as provided under Section 6.2(b); and

(ii)	with respect to employment after the first Annuity Starting Date, he shall not be eligible for the minimum benefit determined under Section 4.3.

VIII-4

(b)	if he is an Employee who continued to work after age 70-1/2 and his Plan benefits are payable to him under Section 6.2 because he is over age 70-1/2:

(i)	as of the last day of each Plan Year during which Plan benefits are paid, the Accrued Benefit of such Participant shall be recalculated as prescribed under Section 6.2(d).

(ii)	if there is a net increase in the Participant’s Accrued Benefit as determined under Section 6.2(d)(ii), such additional Accrued Benefit shall be converted to the “current form of payment” and commence to be paid as soon as practicable following the end of such Plan Year.

For purposes of this paragraph, “current form of payment” means the form under which the retirement benefit is currently being paid. No change of payment form is permitted.

VIII-5

ARTICLE IX

DEATH AND DISABILITY BENEFITS

9.1	Death Benefits Limited. Except as otherwise provided herein, no death benefits will be payable hereunder to anyone following the death of the Member. Any benefit payable under this Article IX must be applied for in writing by the Beneficiary before such benefit will be paid.

9.2	Death Benefits Prior to Annuity Starting Date. Subject to the provisions of Section 10.9(b), if a Member is vested in his Accrued Benefit under Section 7.2 and dies prior to his Annuity Starting Date his designated Beneficiary shall be entitled to a death benefit hereunder. The death benefit shall be paid to the Beneficiary as a single lump sum payment or as a life annuity, as the Beneficiary elects in writing. If the Beneficiary is the Member’s Spouse, the normal form of payment, in the absence of any written election to the contrary, is a life annuity. The annuity shall be payable to the Beneficiary for life only as a monthly income beginning on any date up to the date the Member would have reached age 65 if the Beneficiary is the Member’s Spouse or if the Beneficiary is not the Member’s Spouse, beginning on any date within the one year period following the Member’s death. A lump sum payable to a Beneficiary who is not the Member’s Spouse must be paid within the five-year period immediately following the Member’s death.

The benefit hereunder shall be equal to either (a) or (b) but not less than (c) below, as applicable:

(a)	If the Beneficiary elects a life annuity, the annual death benefit shall be equal to the Member’s Cash Balance Account determined as of the Annuity Starting Date, divided by the factor under Section 10.1(b)(ii) corresponding to the Beneficiary’s age on the Annuity Starting Date for any Beneficiary age 55 or older on the date of payment. For a Beneficiary younger than 55, the life annuity shall be the Actuarial Equivalent of the benefit that would have been payable to the Beneficiary at age 55. The annual amount hereunder shall be divided by 12 to convert to a monthly income.

(b)	If the Beneficiary elects a single lump sum payment, the death benefit shall be equal to the Member’s Cash Balance Account as of the Annuity Starting Date. A Beneficiary who is a Spouse must specifically elect in writing to waive his right to the life annuity form of distribution under subsection (a) above.

(c)	For benefits payable to a Member’s Spouse under this Section 9.2, the Actuarial Equivalent of the benefit described in (a) and (b) above shall not be less than the qualified preretirement survivor annuity required under Code Section 417(c).

9.3	Death Benefits After Annuity Starting Date. After retirement income has commenced to be paid to a Member, upon the Member’s subsequent death, benefits, if any, shall be payable to the Member’s surviving Spouse or Beneficiary strictly in accordance with the form of benefit which had been in effect prior to the Member’s death.

9.4	Lump Sum Death Benefit. Upon the death of a retired Member, a lump sum benefit in the amount of $3,000 shall be payable to the retired Member’s Beneficiary. This lump sum death benefit shall be payable only on behalf of a Member who retired under the Prior Plan prior to January 1, 1996, with eligibility for Early, Normal, or Postponed Retirement. Such lump sum death benefit shall be payable in addition to any other benefit payable upon the death of such Member under the terms of the Plan as in effect on his retirement date.

9.5	Disability Retirement Income. If a Member suffers a Disability prior to retirement, then such Member shall continue to be treated as though he were still actively employed.

For the purpose of determining a disabled Member’s Annual Pay Credits for any Plan Year, such Member’s Compensation for any period of Disability shall be his Compensation as in effect on the date immediately preceding the date of such Disability. Additionally, Benefit Service and Eligibility Service shall continue to be credited during any period of Disability and shall be determined on the basis of the Member’s regularly scheduled Hours of Service as of the date immediately preceding the date of such Disability. For the purposes of this Section 9.5, a Member’s period of Disability shall be the period beginning on the date of the commencement of his Disability, as defined herein, and ending on the earliest of (a) the last day of the month in which his Disability has ceased, (b) the day he dies, and (c) the date he begins to receive benefit payments hereunder.

ARTICLE X

PAYMENT OF RETIREMENT BENEFITS

10.1	Automatic Form of Payment. The automatic form of retirement income shall be as follows:

(a)	if the greater of the Member’s Cash Balance Account and the Actuarial Equivalent of his Accrued Benefit is $5,000 ($3,500 or less prior to January 1, 1998) or less prior to payment from the Plan, a single sum payment shall be made pursuant to Section 10.9.

(b)	if subsection (a) above is inapplicable to the Member, then unless the Member elects an optional form of retirement income in accordance with Section 10.2, the following shall apply:

(i)	a Member who has a Spouse on his Annuity Starting Date shall receive a reduced retirement benefit which shall be the Actuarial Equivalent of the life annuity amount described in Section 10.1(b)(ii) below, payable monthly commencing on the Annuity Starting Date. If he shall die leaving such Spouse, a benefit shall continue in one-half the reduced amount to the Spouse commencing after the Member dies and ending with the first day of the month in which the death of the Spouse occurs;

(ii)	a Member who does not have a Spouse on his Annuity Starting Date shall receive a life annuity described in Section 10.4 payable monthly commencing on the Annuity Starting Date and ending with the first day of the month in which his death occurs.

The amount of the monthly life annuity shall be equal to 1/12 of the Member’s Cash Balance Account as of the Annuity Starting Date divided by the factor from the table below corresponding to the Member’s age on the Annuity Starting Date:

Age on Annuity Starting Date	Divisor to Convert to a Life Annuity
55	12.0
56	11.8
57	11.6
58	11.4
59	11.2
60	11.0
61	10.8
62	10.6
63	10.4
64	10.2
65	10.0
66	9.8
67	9.6
68	9.4
69	9.2
70 and over	9.0

For ages between whole ages, the factors in the table above shall be interpolated using the number of full months of age attained and rounding to four places to 5the right of the decimal.

Notwithstanding the foregoing, the life annuity amount determined under this Section 10.1(b)(ii) shall never be less than the Actuarial Equivalent of the Member’s Accrued Benefit for any Annuity Starting Date that occurs prior to the Member’s Normal Retirement Date.

10.2	Election of Optional Forms. The Plan Administrator shall make an election form available to each such Member no less than 30 days and no more than 90 days before the Member’s Annuity Starting Date. Such form shall describe in plain language the terms and conditions of the normal form of payment described in Section 10.1 and the optional forms of benefit and shall provide for election of optional forms of benefit and a benefit commencement date. The completed election form must be returned to the Plan Administrator within the ninety day period ending on the designated Annuity Starting Date. In addition, the form will provide a description of the Member’s right to reinstate coverage under the normal form of benefit described in Section 10.1 prior to his benefit commencement date by revoking an election of an optional form of benefit. If a Member files a valid subsequent election form, the prior form shall be of no effect. If no election has been made at the expiration of the election period, retirement benefits will be payable in accordance with Section 10.1. Election of optional forms of benefits under the following Sections 10.3, 10.4, 10.5, 10.6, 10.7, and the Appendices attached hereto shall be subject to the restrictions of Section 10.10. Once benefit payments have commenced, no other option may be elected, changed or revoked with respect to those payments.

The Plan Administrator may, on a uniform and nondiscriminatory basis, provide for such other election periods as comply with regulations issued under Code Sections 401(a)(ll) and 417. Subject to the provisions of Section 10.10, the Plan Administrator shall defer a Member’s Annuity Starting Date for a period of up to 90 days if the Plan Administrator determines that the deferral is desirable in order to provide for an orderly election procedure or if it is necessary to do so in order to comply with applicable regulations.

10.3	Joint and Survivor Option. Subject to Section 10.10:

(a)	A Member may elect, by submitting an election form to the Plan Administrator, to convert his retirement income to an Actuarial Equivalent of the life annuity amount described under Section 10.1(b)(ii), payable monthly during his life with the provision that after his death, 100 percent, 75 percent or 50 percent of such reduced retirement income will be payable monthly to his Beneficiary during the remaining life of such Beneficiary.

(b)	Any such election whenever made may be altered, amended, or revoked by the Member only prior to the Annuity Starting Date, provided the Member gives notice in writing to the Plan Administrator.

(c)	If a Member elects a Joint and Survivor Option and his Beneficiary dies before the Member’s benefit actually commences, the Member may change his election in accordance with Section 10.3(b). If no such change of election is made, the benefits will commence in the form originally elected by the Member.

(d)	If a Member elects a Joint and Survivor Option and dies before reaching his Annuity Starting Date, his Beneficiary will not be entitled to any rights or benefits under the Plan, unless such person is also the designated Beneficiary entitled to pre-retirement death benefits under Article IX.

(e)	If a Member elects a Joint and Survivor Option and his Beneficiary dies before the death of such Member, but after the Annuity Starting Date, such Member will continue to receive the reduced retirement income payable to him in accordance with such option.

10.4	Life Annuity Option. Subject to the provisions of Section 10.10, a Member may elect, by submitting a completed election form to the Plan Administrator, to have his retirement income payable monthly during his life and ending with the first day of the month in which his death occurs. Any such election whenever made may be altered, amended, or revoked by the Member prior to the date when the first payment of his retirement income would normally be made, provided the Member gives notice in writing to the Plan Administrator. The amount of the life annuity payment shall be determined under Section 10.1(b)(ii).

10.5	Lump Sum Option. Subject to the provisions of Section 10.10, a Member who is eligible to receive a single lump sum payment under Article IV, V, VI or VII may elect to do so by submitting a completed election form to the Plan Administrator. If the Member elects to receive the value of his benefit in a single lump sum payment, this payment shall be in lieu of all other benefits under the Plan.

The single sum payment shall be equal to the greater of: (a) his Cash Balance Account as of the Annuity Starting Date, or (b) the Actuarial Equivalent of his Accrued Benefit.

10.6

Cash Refund Annuity. Subject to the provisions of Section 10.10, a Member may elect, by submitting a completed election form to the Plan Administrator, to have a reduced retirement income payable monthly during his life and ending with the first day of the month in which his death occurs, provided, however, that if the sum of monthly payments received by the Member is less than the Cash Balance Account on the Annuity Starting Date, the Member’s designated Beneficiary shall be entitled to a single sum payment. This single sum shall be equal to the value of the Member’s Cash Balance Account on the Annuity Starting Date less the sum of all annuity payments made to the Member.

The Cash Refund Annuity shall be the Actuarial Equivalent of the life annuity amount determined under Section 10.1(b)(ii).

10.7	Life Annuity with Guaranteed Payment Period. Subject to the provisions of Section 10.10, a Member may elect to have his Accrued Benefit under the Plan payable as a life annuity, but guaranteed for a period of 120 months. Should the Member die before the minimum number of monthly payments is made, his designated Beneficiary shall receive the remaining payments. If the designated Beneficiary should die before the guaranteed total of 120 monthly payments are made, any remaining payments shall be commuted to an Actuarial Equivalent single sum and paid to the Beneficiary’s estate. The Annuity option under this Section 10.7 shall be the Actuarial Equivalent of the life annuity benefit described under Section 10.1(b)(ii).

10.8	Direct Rollovers from the Plan. If any Plan distribution is an “eligible rollover distribution” as defined in Code Section 402, a Member (or surviving Spouse) may elect at the time and in the manner prescribed by the Plan Administrator, to directly rollover such distribution to one of the following: a retirement plan qualified under Code Section 401(a), an individual retirement annuity described in Code Section 408(b), or an individual retirement account described under Code Section 408(a), or any other program deemed to be an eligible retirement plan under Code Section 402.

For purposes of this Section, the direct rollover rights of the Member shall also apply to the Spouse or former Spouse of the Member if such person is an “alternate payee” of the Member as defined in Code Section 414(p).

10.9	Small Payments. Notwithstanding any other provision hereof the following shall apply:

(a)	if any periodic retirement benefit payable to a Member or other payee shall be less than $25.00 per month, payments may be made quarterly or annually in advance at the discretion of the Plan Administrator;

(b)	if the greater of the Member’s Cash Balance Account and the Actuarial Equivalent present value of the Accrued Benefit payable to the Member, (or such other benefit payable to a Spouse or Beneficiary) is $5,000 ($3,500 prior to January 1, 1998) or less prior to the commencement of such benefit, a lump sum payment of such Cash Balance Account or Actuarial Equivalent value (as applicable) shall automatically be made to the Member (or his Spouse or Beneficiary, as applicable, in the case of the Member’s death), as soon as administratively practicable, in lieu of and in full satisfaction of all other benefits hereunder.

The consent of the Member, or his Spouse or Beneficiary, if applicable, shall not be necessary to make such payment. Such payment shall be made in full satisfaction of any benefits payable under this Plan to the Member or his Spouse or Beneficiary. If a single lump sum may not be payable under the provisions of this Section immediately following the Participant’s termination of employment or a surviving Spouse or Beneficiary’s entitlement to a death benefit hereunder, the Plan Administrator shall annually determine thereafter (on a date to be prescribed by the Plan Administrator) whether a single lump sum payment may be made under this Section on any subsequent date prior to the date the retirement income would otherwise be paid to the Participant or his Spouse or his Beneficiary.

10.10	General Provisions.

(a)	Anything in the foregoing to the contrary notwithstanding, no method of distribution of retirement income may be made under this Article which would result in the Actuarial Equivalent of the interest of a Beneficiary (other than a Spouse) exceeding the minimum distribution incidental benefit rules of Code Section 401(a)(9). The provisions of Code Section 401(a)(9) shall override any distribution options under the Plan if inconsistent with such Code Section.

Distribution to Members who attain age 70-1/2 in 1988 or 1989 must commence by April 1, 1990. Distribution to Members who attained age 70-1/2 prior to January 1, 1988 may be deferred until the April 1 of the year next following the close of the calendar year in which the Member retires.

Distribution to Members who attain age 70-1/2 in any year, 1990 through 1998, must commence by the April 1 following the calendar year in which 70-1/2 is attained.

Distribution to Members who attains age 70-1/2 in 1999 or any calendar year thereafter must commence by the April 1 following the calendar year of actual retirement.

The distribution of the benefits of any Member which does not commence by the April 1 following the calendar year in which such Member attains age 70-1/2 shall reflect annual actuarial increases from such April 1 date to the extent such increases exceed each year’s benefit accrual as determined under Article III and Code Section 401(a)(9) and regulations thereunder.

Upon the death of a Member, any remaining interest he may have in the Plan shall be distributed within the later of five years after his death or the death of his Beneficiary, unless another form of payment was already in effect at the time of his death, in which case benefits may be made in accordance with such form of payment. If the Beneficiary entitled to death benefits under Section 9.2 is not the Member’s Spouse, the single lump sum death benefit, if elected, must be made within five years of the Member’s death and life annuity benefits must commence within one year following such death.

If the Actuarial Equivalent value of any Plan benefit is in excess of $5,000 ($3,500 prior to January 1, 1998), such benefit may not be immediately distributed prior to the Member’s Normal Retirement Date unless the Member consents in writing.

(b)	If a Member has a Spouse on the Annuity Starting Date, he may elect, without his Spouse’s consent, to receive his Plan benefit under the normal form described in Section 10.1(b)(i) or under one of the Joint and Survivor Options under Section 10.3 with the Spouse as the Beneficiary. The election of any other optional form of payment by such a Member will not take effect unless:

(i)	the Member’s Spouse consents in writing to the Member’s election of a specific optional form of benefit and to a specific nonspouse Beneficiary or class of Beneficiaries provided the Spouse’s consent acknowledges the effect of such election and is witnessed by a notary public or a Plan representative, or

(ii)	it is established to the satisfaction of the Plan Administrator that the Member has no Spouse, or that the Spouse’s consent cannot be obtained because the Spouse cannot be located, or because of such other circumstances as may be prescribed in regulations issued pursuant to Code Section 417.

(c)	It is the intent of the Plan that all benefits be paid promptly when due. In the absence of any inability to determine the amount of benefit payable or the eligibility for a benefit due to the lack of adequate information on the date of birth of the Member or Spouse, the first benefit shall be paid no later than the 60th day after the close of the latest Plan Year in which:

(i)	the Member attains Normal Retirement Age;

(ii)	the Member reaches the 10th anniversary of his date of commencement of participation in the Plan, or

(iii)	the Member’s termination of employment occurs.

10.11	Restrictions on Distributions. This Section shall apply to the amount of Annual Benefit (defined below) payable from this Plan for any Member who is considered a Restricted Member (defined below). Such Annual Benefit shall be limited to an amount equal to the payments that would have been made on behalf of the Restricted Member under the life annuity form of payment described in Section 10.4 that is the Actuarial Equivalent of the Restricted Member’s Accrued Benefit under the Plan.

For purposes of this Section 10.11, the term Restricted Member shall mean all highly compensated employees as defined in Code Section 414(q) and highly compensated former employees. In any one Plan Year, the total number of Members whose benefits are subject to restriction under this Section 10.11 shall be limited by the Plan to a group of not less than 25 highly compensated employees and highly compensated former employees with the greatest compensation.

For purposes of this Section 10.11, the term Annual Benefit means the amount payable each year including retirement income provided by the Plan, any other periodic income, loans in excess of the amounts set forth in Code Section 72(p)(2)(A), any withdrawal values payable to a living Member and any death benefits not provided for by insurance on the Member’s life.

The limitations set forth in this Section 10.11 shall not restrict the current payment of the full amount of retirement income provided by the Plan if:

(a)	after payment to a Restricted Member of all of the Annual Benefits described above, the value of Plan assets equals or exceeds 110% of the value of current liabilities, as defined in Code Section 412(1)(7), or

(b)	the value of the Annual Benefits described above for a Restricted Member is less than 1% of the value of current liabilities, as defined in Code Section 412(l)(7),or

(c)	the value of the Annual Benefits described above for a Restricted Member does not exceed $3,500 or such higher amount described in Code Section 411(a)(11)(A).

ARTICLE XI

ADMINISTRATION OF THE PLAN

11.1	Allocation of Responsibility Among Fiduciaries for Plan and Trust Administration. The Fiduciaries shall have only those specific powers, duties, responsibilities and obligations as are specifically given them under this Plan or the Trust.

The Employers shall have the sole responsibility for making the contributions necessary to provide benefits under the Plan as specified in Article XII. The Principal Employer shall have the sole authority to appoint and remove the Trustee and any investment manager which may be provided for under the Trust, and to amend or terminate, in whole or in part, this Plan or the Trust. The Principal Employer shall also have the sole responsibility for the administration of this Plan, which responsibility is specifically described in this Plan and the Trust.

The Trustee shall have the sole responsibility for the administration of the Trust and the management of the assets held under the Trust, all as specifically provided in the Trust.

Each Fiduciary warrants that any directions given, information furnished, or action taken by it shall be in accordance with the provisions of the Plan or the Trust, as the case may be, authorizing or providing for such direction, information or action. Furthermore, each Fiduciary may rely upon any such direction, information or action of another Fiduciary as being proper under this Plan or the Trust, and is not required under this Plan or the Trust to inquire into the propriety of any such direction, information or action. It is intended under this Plan and the Trust that each Fiduciary shall be responsible for the proper exercise of its own powers, duties, responsibilities and obligations under this Plan and the Trust and shall not be responsible for any act or failure to act of another Fiduciary. No Fiduciary guarantees the Trust Fund in any manner against investment loss or depreciation in asset value.

11.2	Records and Reports. The Principal Employer shall exercise such authority and responsibility as it deems appropriate in order to comply with ERISA and governmental regulations issued thereunder relating to records of Member’s Years of Service and Accrued Benefits under the Plan; notifications to Members; annual registration with the Internal Revenue Service; annual reports to the Department of Labor; and reports to the Pension Benefit Guaranty Corporation.

11.3	Delegation to Individuals. The Plan Administrator may name an individual or a committee to oversee the day to day operations of the Plan with discretionary authority over the operation of the Plan and such individual or the committee shall be Fiduciaries for purposes of plan administration.

11.4	Benefit Claims Procedures. All claims for benefits under the Plan shall be in writing and shall be submitted to the Plan Administrator. If any application for payment of a benefit under the Plan shall be denied, the Plan Administrator shall notify the claimant within 90 days of such application setting forth the specific reasons therefor and shall afford such claimant a reasonable opportunity for a full and fair review of the decision denying his claim. If special circumstances require an extension of time for processing the claim, the claimant will be furnished with a written notice of the extension prior to the termination of the initial 90-day period. In no event shall such extension exceed a period of 90 days from the end of such initial period. The extension notice shall indicate the special circumstances requiring an extension of time and the date by which the Plan Administrator expects to render its decision.

Notice of such denial shall set forth, in addition to the specific reasons for the denial, the following:

(a)	reference to pertinent provisions of the Plan;

(b)	such additional information as may be relevant to the denial of the claim;

(c)	an explanation of the claims review procedure; and

(d)	notice that such claimant may request the opportunity to review pertinent Plan documents and submit a statement of issues and comments.

Within 60 (which may be extended 120 days if circumstances so require) days following notice of denial of his claim, upon written request made by any claimant for a review of such denial to the Plan Administrator, the Plan Administrator shall take appropriate steps to review its decision in light of any further information or comments submitted by such claimant.

11.5	Other Powers and Duties of the Principal Employer. The Principal Employer shall have such duties and powers as may be necessary to discharge its duties hereunder, including, but not by way of limitation, the following:

(a)	construe and interpret the Plan, decide all questions of eligibility and determine the amount, manner and time of payment of any benefits hereunder;

(b)	prescribe procedures to be followed by Members or Beneficiaries filing applications for benefits;

(c)	prepare and distribute, in such manner as the Principal Employer determines to be appropriate, information explaining the Plan;

(d)	receive from the Employers and from Members such information as shall be necessary for the proper administration of the Plan;

(e)	prepare annual reports with respect to the administration of the Plan as are reasonable and appropriate;

(f)	receive and review a copy of the periodic valuation of the Plan made by the Enrolled Actuary;

(g)	receive, review and keep on file (as it deems convenient and proper) reports of benefit payments by the Trustee and reports of disbursements for expenses;

(h)	to the extent not provided by the Principal Employer, appoint or employ individuals to assist in the administration of the Plan and any other agents it deems advisable, including legal and actuarial counsel.

11.6

Rules and Decisions. The Principal Employer may adopt such rules and actuarial tables as it deems necessary, desirable or appropriate. Except as otherwise herein expressly provided, the Plan Administrator shall have the exclusive right and discretionary authority, to the fullest extent provided by law, to interpret the Plan and decide any matters arising hereunder in the administration and operation of the Plan, and any interpretations or decisions so made will be conclusive and binding on all persons having an interest in the Plan; provided, however, that all such interpretations and decisions will be applied in a uniform and nondiscriminatory manner to all Employees. When making a determination or calculation, the Principal Employer shall be entitled to rely upon information furnished by a Member or Beneficiary, the Enrolled Actuary, or the Trustee.

11.7	Authorization of Benefit Payments. The Principal Employer shall issue directions to the Trustee concerning all benefits which are to be paid from the Trust Fund pursuant to the provisions of the Plan, and warrants that all such directions are in accordance with this Plan.

11.8	Application and Forms for Benefits. The Principal Employer may require a Member to complete and file with the Principal Employer an application for benefits and all other forms approved by the Principal Employer, and to furnish all pertinent information requested by the Principal Employer. The Principal Employer may rely upon all such information so furnished it, including the Member’s current mailing address.

11.9	Indemnification. Any individual Employee who is assigned administrative responsibilities in accordance with this Article shall be indemnified by the Principal Employer against any and all liabilities arising by reason of any act or failure to act made in good faith pursuant to the provisions of the Plan, including expenses reasonably incurred in the defense of any claim relating thereto.

ARTICLE XII

FUNDING AND CONTRIBUTIONS

12.1	Establishment of Trust Fund. The Trust Fund shall be held and administered by the Trustee in accordance with the terms of the Trust Agreement. The Trust Fund shall hold all contributions made by the Employer and earnings and other income attributable thereto. All benefits payable under the Plan shall be disbursed from the Trust Fund.

12.2	Contributions to the Fund; Plan Expenses. The Employer will contribute to the Trust Fund such sums and at such times as may be determined by the Board of Directors of the Employer in accordance with the funding method and policy to be established by the Board which are consistent with Plan objectives. The Board of Directors of the Employer, in consultation with the Enrolled Actuary and the Plan Administrator, shall have the right to change the method of funding, subject only to any contractual restrictions of the existing method of funding. Forfeitures arising from termination of service will be used to reduce Employer contributions and will not be applied to increase any benefits under the Plan. Except as provided in Section 12.3 and Article XIV, all contributions when made to the Trust Fund and all property and assets of the Trust Fund, including income from investments and from all other sources, will be retained for the exclusive benefit of Members, Spouses and Beneficiaries included in the Plan and will be used to pay benefits provided hereunder or to pay expenses of administration of the Plan and the Trust Fund to the extent not paid by the Employer.

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12.3	Contributions Conditional. Each Employer contribution to the Plan is expressly conditioned on its deductibility. If any Employer contribution is deemed to be nondeductible or made by the Employer by a mistake of fact, then upon request by the Employer, such contribution shall be returned to the Employer within one year of the date of the disallowance of such deduction or the date the contribution was made to the Trust Fund, respectively.

12.4	Employee Contributions. No Employee will be required or permitted to make any contributions under this Plan.

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ARTICLE XIII

FIDUCIARY RESPONSIBILITIES

13.1	Basic Responsibilities. Any Fiduciary under the Plan, whether specifically designated or not, shall:

(a)	discharge all duties solely in the interest of Members, Spouses, and Beneficiaries and for the exclusive purpose of providing benefits and defraying reasonable administrative expenses under the Plan;

(b)	discharge his responsibilities with the care, skill, prudence, and diligence a prudent man would use in similar circumstances; and

(c)	conform with the provisions of the Plan. No person who is ineligible by law will be permitted to serve as Fiduciary.

13.2	Actions of Fiduciaries. Any Fiduciary:

(a)	may serve in more than one fiduciary capacity with respect to the Plan;

(b)	may employ one or more persons to render advice with regard to or to carry out any responsibility that such Fiduciary has under the Plan; and

(c)	may rely upon any discretion, information, or action of any other Fiduciary, acting within the scope of its responsibilities under the Plan, as being proper under the Plan.

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13.3	Fiduciary Liability. No Fiduciary shall be personally liable for any losses resulting from his action except as provided by federal law. Each Fiduciary shall have only the authority and duties which are specifically allocated to it, shall be responsible for the proper exercise of its own authority and duties. Except as provided under ERISA, a Fiduciary shall not be responsible for any act or failure to act of any other Fiduciary.

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ARTICLE XIV

AMENDMENT AND TERMINATION

14.1	Right to Amend or Terminate. The Principal Employer reserves the right to amend, modify, suspend, or terminate the Plan in whole or in part at any time by means of a resolution of its Board of Directors or by any person or person duly authorized by resolution of the Board. Notwithstanding the preceding sentence, the Plan Administrator may adopt amendments to the Plan to ensure the continued qualification of the Plan under Code Section 401(a), to comply with other applicable IRS, ERISA, or governmental requirements, or to make such other administrative or non-substantive changes as it deems appropriate, provided the amendment does not materially increase the Employer’s liabilities under the Plan and meets such other guidelines as may be adopted by the Board.

No amendment will be effective unless the Plan as so amended is for the exclusive benefit of Members, Spouses, and Beneficiaries, and no amendment will deprive any Member without his consent of any benefit to which he was theretofore entitled, provided that any and all amendments may be made which are necessary to maintain the qualification of the Plan under the Code and provided further that such amendments may be retroactively effective. The Plan shall not be automatically terminated by the Employer’s or any Affiliate’s acquisition by or merger or consolidation into any other Employer. In the event of a reorganization, consolidation, dissolution or merger of the Employer or an Affiliate, the Plan can be continued by the successor, and the successor shall be substituted for the Employer or such Affiliated Company and shall assume all of the Plan liabilities and all of the powers, duties and responsibilities of the Employer or such Affiliated Company under the Plan.

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14.2	Partial Termination. Upon a partial termination of the Plan with respect to a group of Members, as determined by a ruling of the Internal Revenue Service as to which all rights to appeal have expired, the Principal Employer shall direct the Enrolled Actuary to determine the proportionate share of the Members affected by such partial termination. After such proportionate share has been determined, the Trustees shall segregate the assets of the Fund allocable to such group of Members for payment of benefits in accordance with the provisions of Section 14.3.

14.3	Vesting and Distribution of Funds Upon Termination. Upon termination of the Plan by the Principal Employer, in whole or in part, all affected Members will be entitled to their Accrued Benefits under the Plan, and the assets in the Fund (or the portion of the Fund determined in accordance with Section 14.2) will be allocated as follows:

(a)	There shall first be credited to each Member who was receiving retirement income or who was eligible to receive retirement income at least three years prior to the date of Plan termination and to each Spouse and Beneficiary who was receiving retirement income or who was eligible to receive retirement income at least three years prior to the date of Plan termination an amount which will provide for him the amount of retirement income then accrued to him under the Plan, but not in excess of the benefit insured by the Pension Benefit Guaranty Corporation.

(b)

There shall next be credited to each Member who was receiving retirement income or who was eligible to receive retirement income on the date of the Plan’s termination and to each Spouse and Beneficiary who was receiving retirement income or who was eligible to receive retirement income on the

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date of the Plan’s termination an amount which will provide for him the amount of retirement income then accrued to him under the Plan, but not in excess of the benefit insured by the Pension Benefit Guaranty Corporation.

(c)	There shall next be credited to each other Member who, on the date on which the Plan shall terminate, is eligible for retirement income in accordance with Section 7.2 an amount which will provide for him the amount of the retirement income then accrued to him under the Plan, but not in excess of the benefit insured by the Pension Benefit Guaranty Corporation.

(d)	There shall next be credited to each other Member who would be entitled to additional retirement income in accordance with (a), (b), and (c) above, were such additional income not in excess of the amount insured by the Pension Benefit Guaranty Corporation, an amount which will provide for him the amount of retirement income then accrued to him under the Plan.

(e)	There shall next be credited to each other Member an amount which will provide for him the amount of retirement income then accrued to him under the Plan.

Allocation in any of the above classes shall be adjusted for any allocation made to the same Member under a prior class.

14.4	Determination of Funds Upon Termination.

(a)

The application of the Fund on the foregoing basis shall be calculated as of the date on which the Plan shall terminate. When the calculation shall be completed, the respective interest in the Fund will be distributed to or on

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behalf of the respective Members, Spouses, and Beneficiaries under the Plan in the order stated in Section 14.3 only after the Principal Employer has sent written notice to the Trustee, that all of the applicable requirements governing the termination of qualified retirement plans have been, or are being complied with or that appropriate authorizations, waivers, exemptions or variances have been, or are being, obtained.

(b)	If the assets in the Fund on the date the Plan is terminated are not sufficient to provide in full the amounts required within classes (a), (b), (c), and (d) of Section 14.3, any benefit in excess of $10,000 paid within a 12-month period during the 36- month period immediately preceding the date of termination of the Plan to a Member, Spouse or Beneficiary who owns 10% or more of the outstanding voting stock of any Employer may be deemed a part of the Fund for purposes of allocation.

(c)	If the assets are not sufficient to provide in full for the amounts required for a class in the order listed in Section 14.3, the balance of the assets shall be allocated to each member of a class in the proportion which his amount bears to the total amount in such class.

(d)	Distribution may be in the form of an annuity contract, cash, or securities or other assets in kind as determined by the Principal Employer in a uniform nondiscriminatory manner and applicable to all Members.

(e)	Any funds remaining after the satisfaction of all liabilities to Members, Spouses, and Beneficiaries under the Plan shall be deemed to be the result of actuarial error and shall be returned to the Principal Employer or respective Affiliate.

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14.5	Disabled Members. Any Member who has a Disability, on the date of termination or discontinuance but who has not on such date begun to receive retirement income, will participate in the foregoing allocation of assets in the Fund as though he had been actively employed through the date of termination or discontinuance.

14.6	Restrictions on Benefits. In the event of plan termination, the benefit of any highly compensated employee as defined in Code Section 414(q) and highly compensated former employee is limited to a benefit that is nondiscriminatory under Code Section 401(a)(4).

14.7	Right to Accrued Benefits. Any other provision of the Plan notwithstanding, upon termination or partial termination of the Plan, the right of each Member to benefits accrued to the date of such termination or partial termination to the extent then funded or to the extent guaranteed by the Pension Benefit Guaranty Corporation shall be nonforfeitable.

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ARTICLE XV

GENERAL PROVISIONS

15.1	Plan Voluntary. Although it is intended that the Plan shall be continued and that contributions shall be made as herein provided, this Plan is entirely voluntary on the part of each Employer and each Affiliated Company and the continuance of this Plan and the payment of contributions hereunder are not to be regarded as contractual obligations of any Employer or any Affiliated Company. The Employer and each Affiliate, does not guarantee or promise to pay or to cause to be paid any of the benefits provided by this Plan. Each person who shall claim the right to any payment or benefit under this Plan shall be entitled to look only to the Fund or the Pension Benefit Guaranty Corporation for any such payment or benefit and shall not have any right, claim, or demand therefore against any Employer or any Affiliate, except as provided by federal law. The Plan shall not be deemed to constitute a contract between any Employer or any Affiliated Company and any Employee or to be a consideration for, or an inducement for, the employment of any Employee by any Employer or any Affiliated Company. Nothing contained in the Plan shall be deemed to give any Employee the right to be retained in the service of any Employer or any Affiliated Company or to interfere with the right of any Employer or any Affiliated Company to discharge or to terminate the service of any Employee at any time without regard to the effect such discharge or termination may have on any rights under the Plan.

15.2	Payments to Minor and Incompetents. If any Member, Spouse or Beneficiary entitled to receive any benefits hereunder is a minor or is deemed by the Plan Administrator or is adjudged to be legally incapable of giving valid receipt and discharge for such benefits, they will be paid to such person or institution as the Plan Administrator may designate or to the duly appointed guardian. Such payment shall, to the extent made, be deemed a complete discharge of any liability for such payment under the Plan.

15.3	Non-Alienation of Benefits.

(a)	Members and Beneficiaries are entitled to the benefits specifically set out under the terms of the Plan, but neither these benefits nor any of the property rights in the Plan are assignable or distributable to any creditor or other claimant of a Member or Beneficiary. A Member will not have the right to anticipate, assign, pledge, accelerate, or in any way dispose of or encumber any of the monies or benefits or other property that may be payable or become payable to such Member or his Beneficiary, provided, however, that the Plan Administrator shall recognize and comply with a Qualified Domestic Relations Order as defined in Code Section 414(p). Effective with judgements, orders, decrees, and settlement agreements entered into on or after August 5, 1997, the first sentence of this Section 15.3 shall not apply with respect to any offset to a Member’s benefits expressly provided for in a judgement, order, decree, or settlement agreement described in Code Section 401(a)(13)(c).

(b)

Under a qualified domestic relations order, an alternate payee who had been married to the Member for at least one year may be treated as a Spouse with respect to the portion of the Member’s benefit in which such alternate payee has an interest provided that the qualified domestic relations order provides for such treatment. However, under no circumstances may the spouse of any alternate payee (who is not a Member hereunder) be treated as a Spouse under the terms of the Plan.

Upon receipt of any judgement, decree or order (including approval of a property settlement agreement) relating to the provision of payment by the Plan to an alternate payee pursuant to a state domestic relations law, the Plan Administrator shall promptly notify the affected Member and any alternate payee of the receipt of such judgement, decree or order and shall notify the affected Member and any alternate payee of the Plan Administrator’s procedure for determining whether or not the judgement, decree or order is a qualified domestic relations order.

The Plan Administrator shall establish a procedure to determine the status of a judgement, decree or order as a qualified domestic relations order and to administer Plan distributions in accordance with qualified domestic relations orders. Such procedure shall be in writing, shall include a provision specifying the notification requirements enumerated in the preceding paragraph, shall permit an alternate payee to designate a representative for receipt of communications from the Plan Administrator and shall include such other provisions as the Plan Administrator shall determine, including provisions describing the interest rate to be used in making present value determinations as well as provisions required under regulations promulgated by the Secretary of the Treasury.

During any period in which the issue of whether a judgement, decree or order is a qualified domestic relations order is being determined (by the Plan Administrator, a court of competent jurisdiction or otherwise), the

Plan Administrator shall separately account for the amount, if any, which would have been payable to the alternate payee during such period if the judgement, decree or order had been determined to be a qualified domestic relations order.

If the judgement, decree or order is determined by the Plan Administrator to be a qualified domestic relations order before the first payments would otherwise be due under such order, then payment of the appropriate amount shall be paid to the alternate payee(s) as required under the order. If a domestic relations order is determined by the Plan Administrator to be a qualified order within the 18 month period beginning on the date that the first payment would have been due under such order, the separately accounted for amounts (plus reasonable interest thereon) shall be retroactively paid to the alternate payee(s) named in the order. Subsequent payments shall not include any interest component. If the Plan Administrator first determines that the order is a qualified domestic relations order after the 18-month period beginning on the date on which the first payment would have been due under the order, then the provisions of such order shall be applied on a prospective basis only.

15.4

Evidence of Survival. If the Plan Administrator, or the Trustees with the assistance of the Plan Administrator, cannot make payment of any amount to, or on behalf of, a Member within five years after such amount becomes payable because the identity or whereabouts of such Member cannot be ascertained, the Plan Administrator, at the end of such five-year period, will direct that all unpaid amounts which would have been payable to or on behalf of such Member be paid to the legal spouse of the Member if found and living at such time, or if such legal spouse cannot be found or is not living at such time, in equal shares to such of the children of the Member who can be found and are living at such time, or if none of such children can be found or if none are living at such time, to such other relative or relatives of the Member as the Plan Administrator may deem proper.

15.5	Use of Masculine and Feminine; Singular and Plural. Wherever used in this Plan, the masculine gender will include the feminine gender and the singular will include the plural, unless the context indicates otherwise.

15.6	Merger, Consolidation, or Transfer. In the event that the Plan is merged or consolidated with any other plan, or should the assets or liabilities of the Plan be transferred to any other plan, each Member shall be entitled to a benefit immediately after such merger, consolidation, or transfer if the Plan should then terminate equal to or greater than the benefit he would have been entitled to receive immediately before such merger, consolidation, or transfer if the Plan had then terminated.

15.7	Leased Employees. Any individual who performs services for the Employer and who, by application of Code Section 414(n)(2) and regulations issued pursuant thereto, would be considered a “leased employee”, shall, for purposes of determining the number of highly compensated employees of the Employer and for purposes of the requirements enumerated in Code Section 414(n)(3), be considered an Employee of the Employer with regard to services performed after December 31, 1986.

When the total of all leased employees constitutes less than 20% of the Employer’s nonhighly compensated work force within the meaning of Code Section 414(n)(5)(C)(ii), however, a “leased employee” shall not be considered an Employee of the Employer if the organization from which the individual is leased maintains a qualified safe harbor plan (as defined in Code Section 414(n)(5)) in which such individual participates.

“Leased employees” who are deemed to be Employees of the Employer for purposes of this Section 15.7 shall not be eligible to participate in the Plan unless specifically provided for in Section 2.1.

15.8	Veterans’ Reemployment Rights. Notwithstanding any provision of the Plan to the contrary, contributions, benefits, and service credit with respect to qualified military service will be provided in accordance with Code Section 414(u).

15.9	Governing Law. The Plan shall be administered, construed and enforced according to the laws of the State of Vermont; provided, however, wherever applicable, the provisions of ERISA shall govern and in such event the laws of the United States of America shall be applied, and, to the extent necessary, its courts shall have competent jurisdiction.

15.10	Severability. If any provision of the Plan is held invalid or unenforceable, its invalidity or unenforceability will not affect any other provision of the Plan, and the Plan will be construed and enforced as if such provision had not been included.

15.11	Captions. The captions contained in the Plan are inserted only as a matter of convenience and for reference and in no way define, limit, enlarge, or describe the scope or intent of the Plan nor in any way affect the construction of any provision of the Plan.

ARTICLE XVI

TOP-HEAVY PLAN REQUIREMENTS

16.1	General Rule. For any Plan Year for which this Plan is a “top-heavy plan” as defined in Section 16.5, any other provisions of the Plan to the contrary notwithstanding, the Plan shall be subject to the following provisions:

(a)	The vesting provisions of Section 16.2.

(b)	The minimum benefit provisions of Section 16.3.

(c)	The limitation on benefits set by Section 16.4.

16.2	Vesting Provisions. Each Member who (a) has completed at least three years of Eligibility Service and (b) has completed an Hour of Service during any Plan Year in which the plan is “top-heavy”, shall have a nonforfeitable right to all of his Accrued Benefit under the Plan.

If the Plan ceases to be “top-heavy”, each Member with three or more years of Eligibility Service, whether or not consecutive, shall remain under the vesting schedule hereunder. For all other Members, the vesting provisions of Section 7.2 shall be applicable once the Plan ceases to be “top heavy”. This provision shall not cause a Member’s vested percentage to be reduced.

16.3

Minimum Benefit Provisions. Each Member who (a) is a “non-key employee” (as defined in Section 16.7) and (b) has completed 1,000 Hours of Service in any Plan Year shall be entitled to an annual retirement income payable as a single life annuity equal to 2% of the Member’s average annual Compensation in the “testing period” multiplied by his years of Eligibility Service during the

XVI-1

period in which the Plan is top heavy, up to a maximum of 20%. For purposes of this Section 16.3, “testing period” means the period of five consecutive years during which the Member had the highest aggregate Compensation, provided that Compensation for any Plan Year after the close of the Plan Year in which the Plan was last top-heavy shall be disregarded.

16.4	Limitation on Benefits. In the event that the Employer also maintains a defined contribution plan providing contributions on behalf of Members in this Plan, one of the two following provisions shall apply:

(a)	If for the Plan Year this Plan would not be a “top-heavy plan” (as defined in Section 16.5) if “90 percent” were substituted for “60 percent,” then the minimum benefit described in Section 16.3 shall be determined by substituting “3%” for “2%” and “30%” for “20%”.

(b)	If for any Plan Year prior to January 1, 2000, this Plan would continue to be a “top-heavy plan” (as defined in Section 16.5) if “90 percent” were substituted for “60 percent,” then the denominator of both the defined contribution plan fraction and the defined benefit plan fraction shall be calculated as set forth in Section 4.4 for such Plan Year by substituting “1.0” for “1.25” in each place such figure appears, except with respect to any individual for whom there are no Employer contributions, forfeitures or voluntary contributions allocated or any accruals for such individual under the defined benefit plan.

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16.5	Top-heavy Plan Definition. This Plan shall be a “top-heavy plan” for any Plan Year if, as of the determination date, the present value of the Accrued Benefits under the Plan for Members (including former Members) who are “key employees” (as defined in Section 16.6) exceeds 60 percent of the present value of Accrued Benefits for all Members (excluding former “key employees”), or if this plan is required to be in an aggregation group which for such Plan Year is a “top-heavy group.” For purposes of this Article XVI,

(a)	“Determination Date” shall mean for any Plan Year the last day of the immediately preceding Plan Year (except that for the first Plan Year the determination date means the last day of such Plan Year).

(b)	“Present value of Accrued Benefits” shall be determined as of the most recent valuation date that is within the 12-month period ending on the determination date and as described under the Code.

(c)	“Aggregate of the accounts” shall mean the sum of (i) the accounts determined as of the most recent valuation date that is within the 12-month period ending on the determination date, and (ii) the adjustment for contributions due as of the determination date, and as described in the regulations under the Code.

(d)	“Aggregation group” shall mean the group of plans, if any, that includes both the group of plans that are required to be aggregated and the group of plans that are permitted to be aggregated.

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(i)	The group of plans that are required to be aggregated (the “required aggregation group”) includes: each plan of the Employer in which a key employee is a Member, including collectively-bargained plans; and each other plan of the Employer including collectively-bargained plans, which enables a plan in which a key employee is a Member to meet the requirements of Code Sections 401(a)(4) and 410(b).

(ii)	The group of plans that are permitted to be aggregated (the “permissive aggregation group”) includes the required aggregation group plus one or more plans of the Employer that is not part of the required aggregation group and that the Plan Administrator certifies as constituting a plan within the permissive aggregation group. Such plan or plans may be added to the permissive aggregation group only if, after the addition, the aggregation group as a whole continues not to discriminate as to contributions or benefits in favor of officers, shareholders or the highly compensated and to meet the minimum participation standards under the Code.

(e)

“Top-heavy group” shall mean the aggregation group, if as of the applicable determination date, the sum of the present value of the cumulative accrued benefits for “key employees” under all defined benefit plans included in the aggregation group plus the aggregate of the accounts of “key employees” under all defined contribution plans included in the aggregation group exceeds 60 percent of the sum of the present value of the cumulative accrued benefits for all employees, excluding former “key employees,” under all such defined benefit plans plus the

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aggregate accounts for all employees, under such defined contribution plans. If the aggregation group that is a top-heavy group is a required aggregation group, each plan in the group will be top-heavy. If the aggregation group that is a top-heavy group is a permissive aggregation group, only those plans that are part of the required aggregation group will be treated as top-heavy. If the aggregation group is not a top-heavy group, no plan within such group will be top-heavy.

(f)	In determining whether this Plan constitutes a “top-heavy plan”, the Plan Administrator shall make the following adjustments in connection therewith:

(i)	When more than one plan is aggregated, the Plan Administrator shall determine separately for each plan as of each plan’s determination date the present value of the accrued benefits or account balance. The results shall then be aggregated by adding the results of each plan as of the determination dates for such plans that fall within the same calendar year.

(ii)	In determining the present value of the Accrued Benefit or the amount of the account of any Employee, such present value or account shall include the dollar value of the aggregate distributions made to such Employee under the applicable plan during the five-year period ending on the determination date, unless reflected in the value of the accrued benefit or account balance as of the most recent valuation date. Such amounts shall include distributions to Employees which represented the entire amount credited to their accounts under the applicable plan.

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(iii)	Further, in making such determination, such present value or such account shall include any rollover contribution (or similar transfer), as follows:

(A)	If the rollover contribution (or similar transfer) is initiated by the Employee and made to or from a plan maintained by another employer, the plan providing the distribution shall include such distribution in the value of such account; the plan accepting the distribution shall not include such distribution in the value of such account unless the plan accepted it before December 31,1983.

(B)	If the rollover contribution (or similar transfer) is not initiated by the Employee or made from a plan maintained by another employer, the plan accepting the distribution shall include such distribution in the present value or such account, whether the plan accepted the distribution before or after December 31,1983; the plan making the distribution shall not include the distribution in the present value or such account.

(iv)

Further, in making such determination, in any case where an individual is a “non-key employee” (as defined in Section 16.7) with respect to an applicable plan, but was a “key employee” with respect to such plan for any prior plan year, any Accrued Benefit and any account of such Employee shall be altogether disregarded. For this purpose, to the extent that a key employee

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is deemed to be a “key employee” if he met the definition thereof within any of the four preceding plan years, this provision shall . apply following the end of such period of time.

(v)	Further, in making such determination, the accrued benefit of an Employee other than a key employee shall be determined under (A) the method, if any, that uniformly applies for accrual purposes under all plans maintained by the Employer and its Affiliates, or (B) if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional accrual rule of Code Section 411(b)(l)(C).

16.6	Key Employee. The term “key employee” shall mean any Employee or former Employee under this plan who, at any time during the Plan Year containing the determination date or during any of the four preceding Plan Years, is or was one of the following:

(a)	An officer of the Employer having annual compensation for such Plan Year greater than 50 percent of the defined benefit dollar limit in effect under Code Section 415(b)(l)(A). Whether an individual is an officer shall be determined by the Plan Administrator on the basis of all the facts and circumstances, such as an individual’s authority, duties and term of office, and not on the mere fact that the individual has the title of an officer. For any such Plan Year, there shall be treated as officers no more than the lesser of:

(i)	50 employees, or

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(ii)	the greater of three employees or 10% of the employees.

(b)	One of the ten Employees owning (or considered as owning, within the meaning of the constructive ownership rules of the Code) the largest interests in the Employer. However, an Employee will not be considered a top ten owner for a Plan Year if the Employee earns less than the maximum dollar limitation under Code Section 415(c)(1)(A).

(c)	Any person who owns (or is considered as owning within the meaning of the constructive ownership rules of the Code) more than five percent of the outstanding stock of the Employer or stock possessing more than five percent of the combined total voting power of all stock of the Employer.

(d)	Any person having annual compensation from the Employer of more than $150,000 and possessing more than one percent of the stock of the Employer or stock possessing more than one percent of the combined total voting power of all stock of the Employer.

For purposes of this Section 16.6, “compensation” shall mean all items includable as compensation for purposes of applying the limitations, contributions and other annual additions to a Member’s account in a defined contribution plan under the Code, and a beneficiary of a “key employee” shall be treated as a “key employee”. An individual who has not performed services for the Employer or any of its Affiliated Company during the five-year period ending on a particular “determination date”, however, shall not be considered a “key employee”.

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16.7	Non-Key Employee. The term “non-key employee” shall mean any Employee (and any beneficiary of an Employee) who is not a “key employee”. An individual who has not performed services for the Employer or any of its Affiliated Company during the five-year period ending on a particular “determination date”, however, shall not be considered a “non-key employee”.

IN WITNESS WHEREOF, Chittenden Corporation has caused this instrument to be executed by its officers duly authorized and its corporate seal to be hereunto affixed as of the 31st day of January, 2002.

CHITTENDEN CORPORATION

By:	/s/ F. Sheldon Prentice

ATTEST:

(CORPORATE SEAL)

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CHITTENDEN PENSION ACCOUNT PLAN

APPENDIX A , SERVICE AND BENEFITS FOR

EMPLOYEES OF ACQUIRED COMPANIES

Service Commencement Date

Earliest Possible Service Date:
Former Company	Eligibility Service	Benefit Service

Swanton Savings Bank & Trust Company	July 1, 1947	July 1, 1947

Orleans Trust Company	October 11, 1954	October 11, 1954

Valley Savings Bank & Trust Company	November 1, 1954	November 1, 1954

National Bank of Newport	November 1, 1955	November 1, 1955

Addison County Trust Company	Last hire date prior to March 26, 1960	Last hire date prior to March 26, 1960

National Bank of Vergennes	Last hire date prior to June 30, 1962	Last hire date prior to June 30, 1962

Capital Savings Bank & Trust Company	Last hire date prior to October 1, 1962	Last hire date prior to October 1, 1962

First National Bank of Montpelier	Last hire date prior to February 21, 1963	Last hire date prior to February 21, 1963

County National Bank of Bennington	Last hire date prior to September 1, 1973	Last hire date prior to September 1, 1973

Mountain Trust Company	Last hire date prior to January 1, 1983	March 20, 1981

Rutland Savings Bank	See Section 2.3	See Section 2.4

Electronic Data Systems Corporation	See Section 2.3	See Section 2.4

Bellows Falls Trust Company	See Section 2.3	See Section 2.4

Bank of Western Massachusetts	See Section 2.3	See Section 2.4

Earliest Possible Service Date:
Former Company	Eligibility Service	Benefit Service

The Pomerleau Agency	See Section 2.3	See Section 2.4

United Bank Corporation	See Section 2.3	See Section 2.4

Vermont Financial Services
Corporation	See Section 2.3	See Section 2.4

Flagship Bank and Trust	See Section 2.3	See Section 2.4
Company

CHITTENDEN PENSION ACCOUNT PLAN

APPENDIX B – SPECIAL BENEFIT PROVISIONS

FOR EMPLOYEES WHO WERE ENTITLED TO BENEFITS UNDER

THE BELLOWS FALLS TRUST COMPANY PENSION PLAN AS OF JUNE 30, 1993

Subject to the applicable provisions of this Plan, Employees who were entitled to benefits under the Bellows Falls Trust Company Pension Plan (the “Bellows Plan”) shall be subject to the following provisions. These provisions shall be applicable only with respect to the portion of the Employee’s Accrued Benefit attributable to the benefit he accrued under the Bellows Plan as of June 30, 1993.

1.	Early Retirement

Subject to the provisions of Article V, if payment of a Member’s retirement income commences prior to the Member’s Normal Retirement Date, the amount of such retirement income shall be reduced by 5/9 of 1% for each of the first 60 months by which his Annuity Starting Date precedes his Normal Retirement Date and by 5/18 of 1% for each additional month by which his Annuity Starting Date precedes his Normal Retirement Date.

2.	Payment of Retirement Benefits

(a)	Subject to the provisions of Article X, a Member who was a Member of the Bellows Plan and entitled to a benefit thereunder as in effect on June 30, 1993, may elect, by submitting an election form to the Plan Administrator, to receive a reduced benefit payable during his life with the provision that after his death, 50%, 66-2/3% or 100% of such reduced retirement income will be payable to his Spouse during the remaining life of such Spouse.

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(b)	Subject to the provisions of Article X, a Member who was a Member of the Bellows Plan and entitled to a benefit thereunder as in effect on June 30, 1993, may elect, by submitting an election form to the Plan Administrator, to receive a reduced benefit during his lifetime with a provision that if he dies after his Normal Retirement Date or after commencement of his benefit payments but prior to receiving 60 monthly retirement benefit payments, the balance of such 60 monthly retirement benefit payments shall be paid to his Beneficiary either by continuing the same monthly payments or by commuting to a single lump sum, as elected by the Beneficiary. If the designated Beneficiary should die before the guaranteed total of 60 monthly payments are made, any remaining payments shall be commuted to an Actuarial Equivalent single sum and paid to the Beneficiary’s estate.

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CHITTENDEN PENSION ACCOUNT PLAN

APPENDIX C – SPECIAL BENEFIT PROVISIONS

FOR CERTAIN EMPLOYEES WHO ARE ENTITLED

TO BENEFITS UNDER THE SBERA PENSION PLAN AS

ADOPTED BY UNITED BANK CORPORATION

Prior to November 1,1999, employees of United Bank Corporation (hereinafter referred to as “UBC”) were eligible to participate in the SBERA Pension Plan as adopted by United Bank Corporation (hereinafter referred to as the “SBERA Plan”). Effective October 31, 1999, benefit accruals for UBC employees under the SBERA Plan ceased and all SBERA Plan benefits, assets, and liabilities for UBC employees were transferred to this Plan.

The purpose of this Appendix is to document the aforementioned transaction and to describe certain provisions relating specifically to the participation of UBC employees.

1.	Effective Date and Transfer of Assets.

Effective October 31, 1999, benefit accruals under the SBERA Plan ceased. All benefits, assets, and liabilities attributable to UBC employees, terminated vested employees, retirees and beneficiaries under such plan were transferred to and shall be maintained under this Plan on (or about) and after October 31,1999, in accordance with the further provisions of this Appendix C and this Plan.

2.	Vesting and Early Retirement Eligibility.

(a)	For an Employee with respect to whom benefit accruals are transferred from the SBERA Plan to this Plan, such Employee shall have a nonforfeitable interest in his accrued benefit earned under the SBERA Plan and any benefit earned under the terms of this Plan upon completion of three years of Eligibility Service.

(b)	For an Employee with respect to whom benefit accruals are transferred from the SBERA Plan to this Plan, such Employee shall be entitled to retire (with respect to such benefits accruals transferred from the SBERA Plan) on an early retirement date upon the earliest of:

(i)	his attainment of age 62;

(ii)	his attainment of age 55 and 10 years of Eligibility Service;

(iii)	his attainment of age 50 and 15 years of Eligibility Service;

(iv)	the date his claim for Social Security disability income benefits is approved.

3.	Lump Sum Benefits.

Actuarial Equivalence for the purpose of determining the lump sum value of an Employee’s October 31, 1999, accrued benefit under this Plan during the 12-month period beginning October 31, 1999, and ending October 31, 2000, shall be calculated on the basis of the assumptions in (a) or (b) below, whichever produces the greater amount. Actuarial Equivalence shall otherwise be determined in accordance with the provisions of this Plan.

(a)	(i) the applicable interest rate if the present value of the benefit (using such rate(s)) is not in excess of $25,000; or

(ii)	120 percent of the applicable interest rate if the present value of the benefit exceeds $25,000 (as determined under clause (i) above). In no event shall the present value determined under this clause (ii) be less than $25,000.

The applicable interest rate is the interest rate(s) which would be used (as of the first day of the Plan Year which contains the Annuity Starting Date) by the Pension Benefit Guaranty Corporation for a trusteed single-employer plan to value a benefit upon termination of an insufficient trusteed single-employer plan.

(iii)	1971 Individual Annuity Mortality Table for males set back 3 years.

(b)	The applicable mortality table and the applicable interest rate promulgated by the IRS under Section 417(e) (3) of the Code as in effect for the November preceding the calendar year in which the lump sum payment is made.

4.	SBERA Plan Benefits.

(a)	In the event that a participant or beneficiary of the SBERA Plan was receiving or was entitled to receive future benefits from the SBERA Plan as of October 31, 1999, any such benefit payments due on or after November 1,1999, will be paid from this Plan.

(b)	The Board may direct the Plan Administrator to make a cost of living adjustment to any former participant or beneficiary whose benefits from the SBERA Plan are in pay status as of October 31, 1999. Such adjustments, if any, shall be determined annually in accordance with the provisions of the SBERA Plan as in effect immediately prior to October 31, 1999.

5.

Timing of Benefit Payments. An Employee with respect to whom benefit accruals are transferred from the SBERA Plan to this Plan, shall be entitled upon his termination of employment with all Participating Employers, to payment of the portion of his vested retirement benefit attributable to the SBERA Plan at any time, irrespective of his attained age or eligibility for retirement, subject to the provisions of Article X of this Plan.

6.	Miscellaneous. Notwithstanding any other provision of this Plan:

(a)	As of November 1, 1999, each employee, terminated employee, retiree, and beneficiary of the SBERA Plan shall be entitled to a benefit under this Plan equal to the accrued benefit he would have been entitled to under the SBERA Plan immediately prior to November 1, 1999.

(b)	In no such event shall the Accrued Benefit due any Member under this Plan be less than such Member’s Accrued Benefit under the SBERA Plan as of October 31, 1999.

(c)	To the extent required by Code Section 411(d)(6) and regulations thereunder, the benefits, rights, and features attributable to benefits transferred from the SBERA Plan to this Plan shall be preserved hereunder in accordance with the provisions of this Appendix and the provisions of this Plan.

(d)	Unless specifically indicated otherwise, the terms of this Plan shall apply to all employees vested terminated employees, retirees, and beneficiaries with respect to whom benefits were transferred from the SBERA Plan to this Plan on or about October 31, 1999.

CHITTENDEN PENSION ACCOUNT PLAN

APPENDIX D – SPECIAL BENEFIT PROVISIONS

FOR CERTAIN EMPLOYEES WHO ARE ENTITLED

TO BENEFITS UNDER THE RETIREMENT PLAN FOR

EMPLOYEES OF VERMONT FINANCIAL SERVICES CORPORATION

Prior to January 1, 2000, employees of Vermont Financial Service Corporation (hereinafter referred to as “VFSC”) were eligible to participate in the Retirement Plan for Employees of Vermont Financial Services Corporation (hereinafter referred to as the “VFSC Plan”). Effective December 31, 1999, the VFSC Plan was merged into this plan. The purpose of this Appendix is to document the aforementioned transaction and to describe certain provisions relating specifically to the participation of VFSC employees.

1.	Effective Date and Transfer of Assets.

Effective December 31, 1999, benefit accruals under the VFSC Plan ceased. All benefits, assets, and liabilities attributable to VFSC employees, terminated vested employees, retirees and beneficiaries under such plan were transferred to and shall be maintained under this Plan on (or about) December 31, 1999 in accordance with the further provisions of this Appendix D and the Plan.

2.	Membership

(a)	An employee who was a participant in the VFSC Plan and who became employed by the Principal Employer prior to May 28, 1999, continued such participation in the VFSC Plan until December 31, 1999, and became a Member of this Plan on January 1, 2000, in accordance with the provisions of this Plan.

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(b)	Any other employee of VFSC shall become a Member of this Plan in accordance with the provisions of Article II.

3.	Payment of Retirement Benefits

(a)	In the event that a former participant or beneficiary of the VFSC Plan was receiving or was entitled to receive future benefits from the VFSC Plan as of December 31,1999, any such benefits due on or after January 1, 2000, will be paid from this Plan.

(b)	Subject to the provisions of Article X, a Member who was a participant of the VFSC Plan as of December 31, 1999, and entitled to a benefit thereunder, may elect, by submitting an election form to the Plan Administrator to receive a reduced benefit during his lifetime with a provision that if he dies prior to receiving 60 monthly retirement benefit payments, the balance of such 60 monthly retirement payments shall be paid to his Beneficiary either by continuing the same monthly payments or by commuting to a single lump sum, as elected by the Beneficiary. If the designated Beneficiary should die before the guaranteed total of 60 monthly payments are made, any remaining payments shall commuted to an Actuarial Equivalent lump sum and paid to the Beneficiary’s estate.

This form of payment shall only be available with respect to the portion of a Member’s benefit that accrued under the VFSC Plan as of December 31, 1999.

(c)

Subject to the provisions of Article X, a Member who was a participant of the VFSC Plan as of December 31, 1999, may elect, by submitting an election form to the Plan Administrator to receive a reduced benefit payable during his life with the provision that after his death, 66-2/3% of such reduced

D-2

retirement income will be payable to his Beneficiary during the remaining life of such Beneficiary.

This form of payment shall be available with respect to a Member’s entire benefit as determined on his Annuity Starting Date.

4.	Miscellaneous

(a)	To the extent required by Code Section 411(d)(6) and regulations thereunder, the benefits, rights, and features attributable to benefits transferred from the VFSC Plan to this Plan shall be preserved hereunder in accordance with the provisions of this Appendix and the provisions of this Plan.

(b)	Unless specifically indicated otherwise, the terms of this Plan shall apply to all employees, terminated vested employees, retirees, and beneficiaries with respect to whom benefits were transferred from the VFSC Plan to this Plan on or about December 31,1999.

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